UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FIRST BANCORP.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

(787) 729-8200

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp.:

NOTICE IS HEREBY GIVEN that, pursuant to a resolution of the Board of Directors and Article I, Section 2 of First BanCorp.’s By-laws, the 2017 Annual Meeting of Stockholders (“Annual Meeting”) of First BanCorp. will be held at 10:00 a.m., local time, on Thursday, May 25, 2017, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, for the purpose of considering and taking action on the following matters, all of which are more completely described in the accompanying Proxy Statement:

1. To elect the nine (9) directors named in the accompanying proxy statement;

2. To approve on a non-binding basis the 2016 compensation of First BanCorp’s named executive officers; and

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year.

In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

Only stockholders of record as of the close of business on April 5, 2017 are entitled to receive notice of and to vote at the Annual Meeting. A list of such stockholders will be available at our principal offices, at the address set forth above, for the examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of ten days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the Annual Meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

/s/ Lawrence Odell
Lawrence Odell Secretary

San Juan, Puerto Rico

April 13, 2017

i

ii

1519 PONCE DE LEON AVENUE

SAN JUAN, PUERTO RICO 00908

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”) for use at the 2017 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, May 25, 2017, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of 2017 Annual Meeting of Stockholders and the enclosed form of proxy are first being sent or given on or about April 13, 2017 to stockholders of record as of April 5, 2017. We have made available with this Proxy Statement the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Annual Report”), although the Annual Report should not be deemed to be part of this Proxy Statement. The Board has designated the individuals identified on the proxy card (the “proxy holders”) to serve as proxies to vote the shares represented at the Annual Meeting. Shares represented by properly executed proxies that we receive will be voted at the Annual Meeting in accordance with the instructions specified in the proxies. If you properly submit a proxy but do not give instructions on how you want your shares to be voted, your shares will be voted by the proxy holders in accordance with the Board’s recommendations described below.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the Board committees, the compensation of directors and executive officers, and other required information.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following matters, which are identified in the accompanying Notice of Annual Meeting of Stockholders:

•	the election of nine directors, each for a term expiring at the 2018 Annual Meeting of Stockholders;

•	the approval on a non-binding basis of the 2016 compensation of the Corporation’s Named Executive Officers (as defined below); and

•	the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2017 fiscal year.

What should I receive?

You should receive this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Annual Report with the audited financial statements for the year ended December 31, 2016, audited by KPMG.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $0.10 per share (“Common Stock”), you owned as of the close of business on April 5, 2017, the record date for the Annual Meeting (the “Record Date”).

If I am a holder of shares of Common Stock, but I did not hold my shares of Common Stock as of the Record Date, am I entitled to vote?

No. If you were not a record or beneficial holder of shares of Common Stock as of the Record Date, you will not be entitled to vote on the proposals.

How many shares of stock are outstanding?

On the Record Date, 218,430,315 shares of Common Stock were issued and outstanding.

How many votes must be present to hold the Meeting?

Holders of a majority of the outstanding shares of Common Stock must be present either in person or by proxy to enable us to conduct business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining whether holders of a majority of the outstanding shares of Common Stock are present. A broker non-vote occurs when a broker, bank, trustee or other nominee has not received voting instructions from the beneficial owner and the broker, bank, trustee or other nominee does not have discretionary authority to vote on a particular matter. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to conduct business at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be counted by Broadridge Financial Solutions, an independent third party.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions will have the same effect as votes cast AGAINST and broker non-votes will not be counted in determining the number of shares necessary for approval.

As to approval of the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval. Abstentions will have the same effect as votes cast AGAINST the proposals and broker non-votes will not be counted in determining the number of shares necessary for approval.

On which proposals can my broker vote my shares?

Brokers do not have discretionary authority to vote shares on the election of directors and on the non-binding approval of compensation of the Corporation’s Named Executive Officers. You must instruct your broker how to vote your shares so that your vote can be counted. Brokers have discretionary authority to vote shares on the ratification of the independent registered public accounting firm.

How does the Board recommend that I vote?

The following are the Board’s recommendations with respect to each of the items to be considered and voted upon at the Annual Meeting:

•	Proposal No. 1 — The Board recommends a vote FOR each nominee to the Board;

•	Proposal No. 2 — The Board recommends a vote FOR the approval of the 2016 compensation of the Corporation’s Named Executive Officers; and

•	Proposal No. 3 — The Board recommends a vote FOR the ratification of the Corporation’s independent registered public accounting firm for the 2017 fiscal year.

How do I vote?

If you are a “stockholder of record,” you may vote by proxy without attending the Annual Meeting by:

•	completing the enclosed proxy card, signing, dating, and returning it in the enclosed postage-paid envelope;

•	voting by telephone (instructions are on the proxy card); or

•	voting via the Internet (instructions are on the proxy card).

Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 24, 2017. Please refer to the specific instructions set forth on the enclosed proxy card for additional information on how to vote. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name” (i.e., your shares are held of record by a broker, bank, trustee or other nominee), your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, including a voting instruction form.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a valid, legal proxy from your broker, banker, trustee or other nominee, giving you the right to vote your shares at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via the Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card.

Beneficial Owner.    If your shares are held by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, trustee or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank, trustee or other nominee on how to vote the shares held in your account, and the broker, bank, trustee or other nominee who holds shares will inform you how to instruct it to vote your shares. The organization that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. As noted above, if you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid, legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting. The organization that holds your shares cannot vote your shares without your instructions on Proposals No. 1 and No. 2 so it is important that you instruct your nominee how to vote your shares.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy materials will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by sending in a new proxy card with a later date, or casting a new vote over the Internet or by telephone, or sending a written notice of revocation to the President or Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146, that is delivered before the proxy is exercised. Internet and telephone voting is available until 11:59 p.m. Eastern Time on May 24, 2017. If you attend the Annual Meeting and vote in person, your previously submitted proxy will not be used.

If your shares are held in the name of a broker, bank, trustee or other nominee, that institution will instruct you as to how your vote may be changed.

What should I do if I receive more than one set of voting materials?

Please complete, sign, date and return each proxy card or voting instruction form that you receive. You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a voting instruction form for each brokerage account in which you hold shares.

Could other matters be decided at the Annual Meeting?

The Board does not intend to present any business at the Annual Meeting other than that described in the Notice of Annual Meeting of Stockholders. The Board at this time knows of no other matters that may come before the Annual Meeting and the Chairman of the Annual Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter or shareholder proposal requiring the vote of the stockholders is properly presented before the Annual Meeting, proxies may be voted with respect thereto in accordance with the best judgment of the proxy holders, under the discretionary authority granted by stockholders in their proxies in connection with general matters, subject to compliance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

What happens to my vote if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is exercised.

Who can help answer my questions?

You should contact Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041, if you have any questions about how to vote or need copies of our public filings submitted to the U.S. Securities and Exchange Commission (“SEC”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017

This Proxy Statement and the 2016 Annual Report on Form 10-K are available at https://materials.proxyvote.com/318672. You may obtain directions regarding how to attend the Annual Meeting and vote in person by contacting Lawrence Odell, Secretary of the Board, by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8041.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of March 17, 2017, unless otherwise specified, with respect to shares of our Common Stock beneficially owned by: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each director, each director nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”); and (3) all current directors and executive officers as a group. This information has been provided by each of the directors and executive officers at our request or derived from statements filed with the SEC pursuant to

Section 13(d), 13(g), or 16(a) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of March 17, 2017, no officer or director, and, to the Corporation’s knowledge, no beneficial owner of more than 5% of the shares of Common Stock owns any of the Corporation’s outstanding preferred stock. Unless otherwise indicated, to the Corporation’s knowledge, the beneficial owner has sole voting and dispositive power over the shares.

(1)	Beneficial Owners of More Than 5% of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
Thomas H. Lee Advisors (Alternative), VI, Ltd.	20,032,346	(b)	9.2%
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005, Cayman Islands

Oaktree Principal Fund V (Delaware), L.P.,	20,051,733	(c)	9.2%
Oaktree FF Investment Fund AIF (Delaware), L.P. and OCM FIE, LLC
c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

BlackRock, Inc.	14,289,769	(d)	6.6%
55 East 52nd Street
New York, NY 1005

United States Department of the Treasury	11,577,452	(e)	5.3%
1500 Pennsylvania Avenue Northwest
Washington D.C., District of Columbia 20229

The Vanguard Group .	11,433,735	(f)	5.3%
100 Vanguard Blvd.
Malvern, PA 19355

(a)	Based on 217,517,663 shares of Common Stock outstanding as of March 17, 2017.

(b)	Based on Amendment No. 3 to a Schedule 13D filed with the SEC on February 13, 2017 , consists of 10,995,162 shares of Common Stock held by Thomas H. Lee (Alternative) Fund VI, L.P., 7,445,340 shares of Common Stock held by Thomas H. Lee (Alternative) Parallel Fund VI, L.P., 1,300,551 shares of Common Stock held by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P., 252,529 shares of Common Stock held by THL FBC Equity Investors, L.P. (the foregoing entities, the “THL Funds”), 35,120 shares of Common Stock held by THL Managers VI, LLC and 3,644 shares of restricted Common Stock held by Joshua Bresler for the benefit of the THL Funds. Thomas H. Lee Advisors (Alternative) VI, Ltd. is the controlling entity of each of the THL Funds and THL Holdco, LLC is the controlling entity of THL Managers VI, LLC. Voting and investment control over the shares held by the THL Funds and THL Managers VI, LLC are acted upon by a private equity management committee consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon (the “THL Committee”). Each member of the THL Committee may be deemed to share beneficial ownership of all shares reported herein. Each member of the THL Committee disclaims beneficial ownership of all shares reported herein except to the extent of any pecuniary interest therein.

(c)

Based on Amendment No. 4 to a Schedule 13D filed with the SEC on February 9, 2017 by funds controlled by Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) and its affiliates (collectively, the “Oaktree Entities”). The Oaktree Entities reported aggregate beneficial ownership of 20,051,733 shares of Common Stock of the Corporation as of February 7, 2017. Michael P. Harmon, a managing director of Oaktree Capital Management, L.P. (“Oaktree”) and a director of the Corporation, also holds 35,120 shares of

Common Stock and 23,032 shares of restricted Common Stock for the benefit of OCM FIE, LLC (“FIE”), one of the Oaktree Entities. Pursuant to the policies of the Oaktree Entities, Mr. Harmon must hold the shares on behalf of and for the benefit of FIE and has assigned all economic, pecuniary and voting rights to FIE. OCGH GP is managed by an executive committee consisting of Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone (the “OCGH GP Members”). In such capacity, the OCGH GP Members may be deemed to have indirect beneficial ownership of the shares of Common Stock held by the Oaktree Entities. Each OCGH GP Member and Mr. Harmon disclaim beneficial ownership of the 20,051,733 shares of Common Stock reported as beneficially owned by the Oaktree Entities.

(d)	Based solely on a Schedule 13G filed with the SEC on January 30, 2017 in which BlackRock, Inc. reported aggregate beneficial ownership of 14,289,769 shares of Common Stock as of December 31, 2016. BlackRock, Inc. reported that it possessed sole power to dispose or direct the disposition of 14,289,769 shares of Common Stock. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote of 14,050,336 shares of Common Stock beneficially owned.

(e)	Consists of 10,291,553 shares of Common Stock remaining from the 32,941,979 shares of Common Stock that the Corporation issued to the United States Department of the Treasury (the “U.S. Treasury”) on October 7, 2011 upon conversion of all of the Corporation’s outstanding Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, and 1,285,899 shares of Common Stock underlying a warrant that the U.S. Treasury acquired from the Corporation on January 16, 2009, which was amended and restated on July 20, 2010, that is exercisable at an exercise price of $3.29 per share. The U.S. Treasury has sole dispositive and voting power over its shares but may vote the shares only in accordance with the terms of its exchange agreement with the Corporation dated July 7, 2010, as amended. The exercise price and the number of shares issuable upon exercise of the warrant are subject to further adjustments under certain circumstances to prevent dilution. The warrant expires on July 20, 2020.

(f)	Based solely on a Schedule 13G filed with the SEC on February 9, 2017 in which The Vanguard Group reported aggregate beneficial ownership of 11,433,735 shares of Common Stock as of December 31, 2016. The Vanguard Group reported that it possessed sole power to dispose or direct the disposition of 11.291,056 shares and shared power to dispose or direct the disposition of 142,679 shares. The Vanguard Group reported that it possessed sole power to vote or direct the vote of 145,948 shares beneficially owned and shared sole power to vote or direct the vote of 5,100 shares beneficially owned.

(2)	Beneficial Ownership of Directors, Director Nominees and Executive Officers:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Class
Directors and Director Nominees
Juan Acosta Reboyras	44,488	*
Aurelio Alemán, President & Chief Executive Officer	1,313,332	*
Joshua D. Bresler (b)	20,032,346	9.2%
Luz A. Crespo	40,516	*
Robert T. Gormley	65,505	*
Michael P. Harmon (c)	20,051,733	9.2%
Roberto R. Herencia, Chairman of the Board	708,130	*
David I. Matson	49,792	*
José Menéndez-Cortada	83,731	*
Named Executives
Orlando Berges, Executive Vice President & Chief Financial Officer	588,152	*
Calixto García-Velez, Executive Vice President	417,391	*
Cassan Pancham, Executive Vice President	379,570	*
Donald Kafka, Executive Vice President	165,888	*

All current directors, Executive Officers and the Chief Accounting Officer as a group (20 persons as a group)	45,860,871	21.1%

*	Less than 1% of our outstanding Common Stock.

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Also, it includes shares granted under the First BanCorp Omnibus Incentive Plan, as Amended (the “Omnibus Incentive Plan”), subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Juan Acosta Reboyras, 22,538; Mr. Alemán, 734,837; Mr. Bresler, 3,644; Mrs. Crespo; 20,423; Mr. Gormley, 23,032; Mr. Harmon, 23,032; Mr. Herencia, 114,225; Mr. Matson, 23,032; Mr. Menéndez-Cortada, 23,032; Mr. Berges 392,147; Mr. García-Velez, 328,688; Mr. Pancham, 243,588; Mr. Kafka, 105,263 and all current directors and executive officers as a group, 3,358,101. These amounts do not include shares of Common Stock represented by units in a unitized stock fund under our Defined Contribution Plan. Given the Transferability Restrictions (defined below) applicable to restricted stock, it is estimated that only 50% of the shares of restricted stock granted to the executive officers will become freely transferable and the remaining 50% will be forfeited. See footnote (a) to the Outstanding Equity Awards at Fiscal Year End table below for the Corporation’s estimate of the number of shares that the Named Executive Officers are estimated to receive taking into consideration the expected forfeiture by the Named Executive Officers of 50% of the shares of restricted stock awarded given the Transferability Restrictions.

(b)	Mr. Bresler is the Board representative for THL, which currently owns 9.2% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning THL’s ownership. Mr. Bresler owns directly 3,644 shares of restricted stock in connection with his services as a director. As set forth in footnote (b) to the table above that shows beneficial owners of more than 5% of our Common Stock, the funds affiliated with THL hold 20,032,346 shares of the Corporation. Mr. Bresler disclaims beneficial ownership of all of the shares of Common Stock owned by such THL funds.

(c)	Mr. Harmon is the Board representative for funds managed by Oaktree, which, together with certain affiliates, currently beneficially own 9.2% of our Common Stock. See — “Beneficial Owners of More Than 5% of our Common Stock” for information concerning Oaktree’s ownership. Mr. Harmon holds 35,120 shares of Common Stock and 23,032 shares of restricted stock for the benefit of FIE, one of the Oaktree Entities. Mr. Harmon disclaims beneficial ownership of all shares of Common Stock reported as beneficially owned by the Oaktree Entities.

INFORMATION WITH RESPECT TO NOMINEES STANDING FOR ELECTION AS DIRECTORS AND WITH RESPECT TO EXECUTIVE OFFICERS OF THE CORPORATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

During fiscal year 2016, the composition of our Board changed in the following respects:

•	effective December 16, 2016, current director Joshua D. Bresler became a director; and

•	effective December 19, 2016, former director Thomas M. Hagerty resigned as a director.

At the Annual Meeting, stockholders are being asked to vote on the election of nine people as members of the Board to serve until the 2018 Annual Meeting or until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the nine people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in the proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Corporation.

Our By-laws provide that the Board will consist of a number of members fixed from time to time by resolution of a majority of the Board, provided that the number of directors is always an odd number and not less than five nor more than fifteen. Any director elected or appointed to our Board must be approved by the Federal Reserve Bank of New York. In accordance with our Restated Articles of Incorporation and By-laws, director nominees stand for election annually. A director is elected by the stockholders for a one-year term and serves until his or her successor is duly elected and qualified. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws, an incumbent director who is not elected by a majority of the votes present in person or by proxy and entitled to vote must tender his or her resignation to the Board promptly following certification of the stockholder vote. The Board must act on the tendered resignation within 90 days following certification of the stockholder vote and must elect a new director by the affirmative vote of a majority of the Board to fill the vacancy until the next election of directors by stockholders.

Our retirement policy for the Board states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election absent a waiver of this requirement. Pursuant to our Corporate Governance Guidelines and Principles, the Board of Directors waived this requirement with respect to its determination to include David I. Matson as a director nominee in this proxy statement.

Pursuant to its respective investment agreement, each of THL and Oaktree has the right to designate a person to serve on the Board. This right will remain in effect as long as each owns at least 25% or more of the shares of Common Stock such entity acquired in the Corporation’s private offering of shares in 2011 (the “Capital Raise”). THL and Oaktree designated Joshua Bresler and Michael P. Harmon, respectively, to serve on the Board pursuant to this right. Additionally, these investment agreements required us to use our best efforts to nominate two additional directors to the Board with banking or related financial management expertise and requires that, for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that they acquired in the Capital Raise, a majority of our directors be comprised solely of (i) investor designees, (ii) an independent chairman who satisfies the qualifications identified in the investment agreements, and (iii) independent directors with banking or related financial management expertise. Roberto Herencia, Robert T. Gormley and David I. Matson were nominated to the Board in accordance with these requirements. On March 21, 2017, the Board nominated current Directors Juan Acosta Reboyras, Aurelio Alemán, Joshua D. Bresler, Luz A. Crespo, Robert T. Gormley, Michael P. Harmon, Roberto R. Herencia, David I. Matson, and José Menéndez-Cortada to serve terms ending at the 2018 Annual Meeting of Stockholders, and when their respective successors have been duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of these nominees. If any nominee should be unable to serve or for good cause will not serve, the designated proxies will vote each executed and returned proxy for the substitute nominee or nominees as the Board may propose. At this time, the Board knows of no reason why any of the persons identified above may not be able to serve as a director if elected and has not identified any substitute nominees.

Except for Mr. Gormley and Mr. Matson, all of the members of the Board are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board includes terms concurrently served on the Board of Directors of the Bank as applicable.

Director Qualifications

Each director nominee has the qualifications and experience to focus on the complex issues confronting us and the financial industry. The nominees are leaders in business, finance, accounting or academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments. Each has been chosen to stand for election in part because he or she has the ability and willingness to ask difficult questions, understand our unique challenges and evaluate the strategies proposed by management and, when applicable, oversee their implementation.

Our nominees collectively have a long record of professional integrity and dedication to their professions and community, a strong work ethic that includes coming fully prepared to meetings and fulfilling professional obligations, the ability to maintain a collegial environment, and the experience of having served as directors of the Corporation and other companies.

In evaluating the composition of the Board, the Corporate Governance and Nominating Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in our Corporate Governance Guidelines and Principles, have the skills, experience and abilities necessary to oversee our operations in the corporate and consumer businesses within Puerto Rico, the United States and the United States and British Virgin Islands. This Committee has determined that it is critically important to our proper operation and success that, through its members, our Board has expertise and experience in the following areas:

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Leadership:    Experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions. Directors with that experience generally provide the Corporation with special insights and possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the Corporation.

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Financial Services Industry:    Experience in the financial services industry. Directors with that experience provide insight with respect to the Corporation’s diversified banking businesses, which provide a broad range of financial services to consumer and corporate customers.

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Risk Management:    Risk expertise to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk. Risk management is a critical function of a financial services company, and its proper supervision requires directors with sophisticated risk management skills and experience. Directors provide oversight of the Corporation’s risk management framework, including the significant policies, procedures and practices used in managing credit, market and certain other risks, and review recommendations by management regarding risk mitigation.

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Regulatory Compliance:    Experience serving at, or interacting with, regulators, or operating businesses subject to extensive regulation, in order to ensure our continued compliance with the many applicable regulatory requirements and ensure ongoing effective relationships with our regulators. The Corporation and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and federally, including the Federal Reserve Board (the “Fed”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “OCIF”) and other local banking and insurance authorities (collectively the “Regulators”).

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Consumer Business:    Extensive consumer experience to assist the Corporation in evaluating its business model and strategies for reaching and servicing its retail customers. The Corporation provides services to retail customers in connection with its retail banking, consumer finance, real estate lending, personal loans, auto loans, small and middle market commercial banking and other financial services businesses.

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Corporate Business:    A depth of understanding of and experience with complex business structures and transactions. Directors with that experience enhance the Corporation’s provision of a variety of services to its corporate clients, including financial restructurings, loans and cash management.

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Financial Reporting:    Direct or supervisory experience in the preparation of financial statements, as well as finance and accounting expertise. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility and the audit committee has the authority to select, oversee and evaluate our independent registered public accounting firm.

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Legal Matters:    Experience complying with legal and contractual requirements as well as understanding complex litigation and litigation strategies. Our Board has an important oversight function with respect to compliance with applicable requirements. In addition, it monitors legal proceedings and evaluates major settlements.

Nominees Standing for Election as Directors for Terms Expiring at the 2016 Annual Meeting

Juan Acosta Reboyras, 60

Director of the Corporation since August 2014. Mr. Juan Acosta Reboyras is the Managing Member and Co-Founder of Acosta & Ramirez, Law Offices LLC, specializing in tax and corporate law, individual tax planning, estate planning and general matters of tax and corporate law. Mr. Acosta Reboyras is a former partner of KPMG and of Goldman Antonetti & Cordova and McConnell Valdes law firms. Throughout his 41-year career, Mr. Acosta-Reboyras has dealt with a variety of tax compliance and planning issues while concentrating on tax-related business affairs including corporate reorganizations, mergers, acquisitions and divestitures. He has also counseled clients on the organization and operation of corporations in Puerto Rico, applications for grants of tax exemption and United States and Puerto Rico income tax matters dealing with outbound and inbound transfers of assets. Mr. Acosta-Reboyras has been a Certified Public Accountant since 1977 and has been licensed to practice law in the Commonwealth of Puerto Rico and the United States Court of Appeals for the First Circuit since 1984. A former President of the Puerto Rico Society of Certified Accountants, member of the Puerto Rico Bar Association, and the American Institute of Certified Public Accountants. He is also a former member of the Board of Directors of the University of Puerto Rico.

Director Qualifications:

•	Extensive experience in tax and corporate law gained as the managing partner of Acosta & Ramirez, LLP enhances the Board’s understanding of tax and financial matters.

•	Variety of tax compliance and planning issues, including corporate reorganizations, mergers, acquisitions and divestitures brings to the Board vast legal related expertise.

•	Leadership experience obtained from director and executive positions held at the Puerto Rico Society of Certified Accountants enhances the Board’s oversight functions.

Aurelio Alemán, 58

President and Chief Executive Officer

President and Chief Executive Officer since September 2009. Director of First BanCorp. and its subsidiary FirstBank since September 2005. Mr. Alemán currently serves as Chairman of the Board of Directors and CEO of the Corporation’s subsidiaries First Federal Finance LLC d/b/a Money Express, FirstExpress, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, FirstBank Insurance Agency, Inc. and FirstBank Overseas Corp. Chairman of the Board of Directors and CEO of the Corporation’s subsidiary First Mortgage, Inc. from September 2005 through December 2014. Senior Executive Vice President and Chief Operating Officer of First BanCorp. from October 2005 to September 2009. During that period, he was responsible for all the Retail & Consumer Banking Business Areas of FirstBank, as well as the operations of First Mortgage, First Leasing & Car Rental, FirstBank Insurance Agency, Inc., and First Federal Finance LLC d/b/a Money Express. He was also in charge of FirstBank’s Florida banking subsidiary and the British and US Virgin Islands, where FirstBank is the leading banking institution. In addition, he supervised the Human Resources, Operations, Technology, Strategic Planning, and Marketing and Public Relations departments. Executive Vice President responsible for consumer lending business of FirstBank between 1998 and 2009, where he undertook the presidency of various of the Corporation’s subsidiaries, as follows: President of First Federal Finance LLC d/b/a Money Express from 2000 to 2006; President of FirstBank Insurance Agency, Inc. from 2001 to 2006; and President of the Corporation’s subsidiary First Leasing & Rental Corp. from 1999 to June 2007. Vice President of Citibank, N.A. as Chief of Consumer Indirect Business & Mortgage, responsible for the wholesale and retail automobile financing and retail mortgage business from 1996 to 1998. Vice President of Chase Manhattan Bank, N.A., as Operations and Technology Executive, responsible for banking operations and technology of the retail and corporate banking divisions for Puerto Rico and the Eastern Caribbean region from 1990 to 1996.

Mr. Alemán served as president of the Puerto Rico Bank’s Association from 2011 to 2013. Currently a Director, since 2012, of the Latin America and Caribbean Advisory Board of MasterCard.

Director Qualifications:

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Role as CEO of the Corporation since 2009, President and/or CEO of many of the Corporation’s subsidiaries from 2005 to 2009, and Chief Operating Officer of First BanCorp. from 2005 to 2009, has provided him extensive leadership and financial services industry experience.

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His career of more than 35 years in the financial services industry, which includes diverse positions in the areas of business administration, sales, credit and risk, banking operations, and technology in institutions such as the Corporation, Citibank and Chase Manhattan Bank, has given him a comprehensive understanding of the industry.

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In his roles as President, Chief Executive Officer and Chief Operating Officer of the Corporation and the Bank and through his prior experience as Vice President of Citibank, N.A. and Chase Manhattan Bank, N.A., Mr. Alemán gained extensive experience with financial services, consumer business, corporate business issues, risk management, operations and technology.

Joshua D. Bresler, 39

Director of the Corporation since December 2016. Mr. Bresler is a managing director at Thomas H. Lee Partners. He joined Thomas H. Lee Partners in 2002. Prior to joining Thomas H. Lee Partners, Mr. Bresler worked at Goldman, Sachs & Co. in its Investment Banking Division’s Financial Institutions Group.

Mr. Bresler is currently a director of privately held CompuCom Systems, Inc., GCA Services Group and System One Holdings. His prior directorships within the last five years include privately held Systems Maintenance Services and Michael Foods, Inc. and publicly held Sterling Financial Corporation.

Director Qualifications:

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More than 15 years of finance, banking and managerial experience and expertise in evaluating companies’ strategies, operations and risks gained through his work in investment banking enables him to provide the Board with valuable insights.

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His service as a director at several public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions.

•	Risk management expertise obtained as a managing director at THL provides him valuable insights regarding the investment strategies.

Luz A. Crespo, 58

Director of the Corporation since February 2015. Chief Executive Officer of the Puerto Rico Science, Technology and Research Trust since March 2015. Mrs. Luz A. Crespo is a retired General Manager of the Enterprise Business Division (Puerto Rico Manufacturing Operation-PRMO) of Hewlett-Packard Puerto Rico (“HP”) located in Aguadilla. Her tenure at HP lasted for 31 years from 1981 to 2013. She is a member of the

Industrial Engineering Honor Society, Alpha Pi Mu. Mrs. Crespo served as the president of the Puerto Rico Manufacturing Association (“PRMA”) from 2000 to 2002 and later served on the Nominating Committee of PRMA from 2003 to 2013. She was also a member of the Manufacturing Advisory Board during the incumbency of Governor Luis Fortuño from 2011 to 2013.

Director Qualifications:

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Her tenure of over 31 years at HP provides significant leadership experience over an extended period of time. As part of her responsibilities, she provided supply chain support to operations in Europe (England, Germany and the Czech Republic) and Mexico. In addition, Mrs. Crespo managed the Latin-American Unix operation where her responsibilities included sales, marketing and total customer experience.

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Brings to the Corporation risk management expertise in the information technology (“IT”) industry, which is redefining the competitive landscape for every major corporation. Mrs. Crespo’s experience and expertise in IT related matters provides the board with valuable direction and input on IT-related risks and assists the Corporation in developing a more effective IT governance structure and cyber security oversight.

Robert T. Gormley, 68

Director of the Corporation since October 2012. Mr. Gormley is a former bank executive whose career in the banking industry has spanned nearly four decades. In 1970, after graduating from Providence College with a bachelor’s degree in management, he entered the management trainee program at Fleet Bank N.A., where he rose to the position of Executive Vice President and Senior Loan Officer. In 1993, he joined Citizens Financial Group, serving initially as Executive Vice President and Chief Lending Officer for Citizens Bank of Rhode Island, then as President and CEO of various branches in New England, and, finally, as Vice Chairman and Chief Risk Officer of Citizens Financial Group until his retirement in 2007.

Director Qualifications:

•	Over 41 years of experience in the financial services industry has given him a comprehensive understanding of the industry.

•	Experience in a variety of senior level credit positions enhances the Board’s oversight of the Bank’s lending functions.

Michael P. Harmon, 47

Director of the Corporation since October 2011. A managing director with the Special Situations Group of Oaktree, where he has been responsible for sourcing, analyzing and executing transactions and monitoring portfolio companies since 1997. Prior to this, positions in the Corporate Recovery Consulting group of Price Waterhouse and the Distressed Credits group at Society Corporation. Currently a director of privately held AloStar Bancorp. Previously a director of Alliance Healthcare Services from 2007 to 2016; privately held SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both privately held bank holding companies which were acquired by Banner Corporation in September 2015; American West Bank, a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares; and privately held Osmose Holdings; Loving Care Agency and Senior Home Care.

Director Qualifications:

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Experience with financial services companies and risk management expertise obtained as a managing director at Oaktree analyzing and monitoring substantial investment positions gained through his work in private equity enables him to provide the Board with valuable insights.

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Service as a director at public companies throughout the years has provided him with leadership experience and valuable insights and perspectives on the challenges facing public companies and particularly financial institutions that benefits the Board.

Roberto R. Herencia, 57

Director and Chairman of the Board since October 2011. President and CEO of BXM Holdings, an investment fund specializing in community bank investments, since October 2010. Between 2009 and 2010, President and CEO of Midwest Banc Holdings, Inc. (NASDAQ: MBHI) and its subsidiary Midwest Bank and Trust. Previously, he spent 17 years with Popular Inc. (NASDAQ: BPOP) as its Executive Vice President and as President of Popular Inc.’s subsidiary Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago, now J.P. Morgan Chase (NYSE: JPM), in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division.

In March 2016, Mr. Herencia was appointed as an independent director of Banner Corporation (NASDAQ: BANR) and its subsidiary Banner Bank. He has been an independent director and the chairman of the board of privately held Byline Bancorp and its subsidiary Byline Bank since June 2013. Mr. Herencia served from December 2010 until September 2015, as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, American West Bank and First National Bank of Starbuck.

Mr. Herencia serves on the Board of Directors of the Overseas Private Investment Corporation (OPIC), an agency of the U.S. Government, following his appointment by President Obama and confirmation by the U.S. Senate in 2011, and renomination in April 2013. Mr. Herencia is a Trustee of DePaul University and the Northwestern Memorial Foundation in Chicago. He serves on the Board of Directors of Junior Achievement of Chicago and Operation Hope in Los Angeles. Between 2003 and 2007, Mr. Herencia was a member of the Board of Directors of The ServiceMaster Company (NYSE: SVM), where he served as Chairman of its Audit and Finance Committee and designated financial expert.

Director Qualifications:

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Mr. Herencia is a financial services industry executive, consultant and leader with 35 years of broad experience in all aspects of the banking industry in the U.S., including senior roles in all segments of banking, including corporate, commercial, small business, problem asset restructuring, and retail banking, which provides the Board with valuable insight in the areas of leadership, strategic planning, and relationship banking.

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Mr. Herencia’s vast experience in the financial institutions industry, as evidenced by his positions as President and Chief Operating Officer of the community banking subsidiary of a top 30 publicly traded bank holding company, CEO of a publicly traded community bank, head of emerging markets at a major domestic and international bank, and consultant to regulators, has provided him with extensive experience in complex and distressed turnaround efforts, mergers, and acquisitions. This experience benefits the Board’s ability to assess issues relating to regulatory compliance and risk management.

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Mr. Herencia’s experience and designation as a financial expert and chairman of the audit committee of a publicly traded company and his role in various other audit committees of private companies enhance the Board’s understanding of complex financial matters and understanding of governance matters.

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Corporate business knowledge, leadership abilities, and risk management capabilities obtained from Mr. Herencia’s experience as President and CEO enhance the Board’s understanding of the responsibilities and challenges of public companies.

David I. Matson, 72

Director of the Board since September 2013. Mr. Matson is a former bank executive with over 40 years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at Wells Fargo Leasing, a subsidiary of Wells Fargo & Company. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the holding company and its subsidiary (Union Bank); and subsequently was elected vice chairman and chief financial officer until his retirement in February 2010. From 2010 to September 2015, Mr. Matson served as an independent director and Chairman at the Audit Committee of privately held SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of American West Bank a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares. In March 2016, Mr. Matson was appointed as an independent director of Banner Corporation “Banner”. He serves on Banner’s Audit Committee and Executive Committee.

Director Qualifications:

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Mr. Matson is a financial services industry executive with over 40 years of experience in a wide variety of management roles requiring risk management and financial expertise which provides the Board with valuable insight into the financial services industry and in the areas of leadership, risk management and financial reporting.

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Mr. Matson’s extensive experience overseeing risk management functions at Union Bank enables him to assist the Corporation in ensuring that it is properly identifying, measuring, monitoring, reporting, analyzing and controlling or mitigating risk.

•

As vice chairman and chief financial officer of Union Bank’s finance group, Mr. Matson brings to the Board valuable insight with respect to finance operations, including corporate tax, strategic and financial planning, corporate development, mergers and acquisitions, and treasury functions.

José Menéndez-Cortada, 69

Director of the Corporation since April 2004. Served as Chairman of the Board from September 2009 to October 2011. Served as Lead Independent Director from February 2006 to September 2009. Of Counsel to Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, a full service firm specializing in Commercial, Real Estate and Construction Law. Director and Vice President at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC in charge of the corporate and tax divisions until 2009; joined the firm in 1977. Tax Manager at PricewaterhouseCoopers, LLP until 1976. Counsel to the PRISA Group companies since 1977. Counsel to the Board of Bermudez, Longo, Díaz-Masso, LLC since 1985. Honorary director of the Tasis Dorado Educational Foundation, Inc., director of the Homebuilders Association of Puerto Rico from 2002 to November 2011, trustee of the Luis A. Ferré Foundation, Inc. (Ponce Art Museum) from 2002 to 2016 and chairman of the audit committee of that foundation from 2009 to 2016.

Director Qualifications:

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Leadership and director experience attained from having held multiple positions, including Director of the Homebuilders Association of Puerto Rico, trustee of the Luis A. Ferre Foundation, Inc., and Lead Independent Director and past Chairman of First BanCorp., enables him to assist the Board with its oversight responsibilities.

•

Extensive legal, taxation, accounting and business acumen obtained from positions held at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC, PricewaterhouseCoopers, LLP and Bermudez, Longo, Díaz-Masso, LLC enhances the Board’s understanding of complex legal, tax, accounting and business issues.

•

Knowledge of the construction and development industry obtained as Director of the Homebuilder’s Association and Bermudez, Longo, Díaz-Masso, LLC and as partner at Martínez-Alvarez, Menéndez-Cortada & Lefranc-Romero, PSC provides valuable insight regarding the construction industry.

•

Knowledge of the hotel and gaming industry as Counsel to the PRISA Group companies that have developed and constructed five hotels since 2010, provides valuable insight regarding the hospitality industry.

•

Audit committee experience acquired from serving as trustee and co-chairman of the Audit Committee of the Luis A. Ferré Foundation, Inc. (Ponce Museum) enhances the oversight role played by the Corporation’s audit committee.

Required Vote

To be elected, each director must receive the affirmative vote of a majority of the outstanding shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

Information About Executive Officers Who Are Not Directors

The executive officers of the Corporation and FirstBank, other than our President and Chief Executive Officer, are listed below. The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

Orlando Berges, 59

Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer of the Corporation since August 1, 2009. Over 37 years of experience in the financial, administration, public accounting and business sectors. Mr. Berges served as Executive Vice President of Administration of Banco Popular de Puerto Rico, a subsidiary of Popular, Inc., from May 2004 until May 2009, where he was responsible for supervising the finance, operations, real estate, and administration functions in both the Puerto Rico and U.S. markets; Executive Vice President and Chief Financial, Operations and Administration Officer of Popular Inc.’s subsidiary Banco Popular North America from January 1998 to September 2001, and as Regional Manager of a branch network of Banco Popular de Puerto Rico from October 2001 to April 2004. Mr. Berges is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Puerto Rico Society of Certified Public Accountants. Director of the Corporation’s subsidiaries First Federal Finance Limited Liability Company d/b/a Money Express, FirstBank Overseas Corp., First Express, Inc., FirstBank Puerto Rico Securities Corp., First Management of Puerto Rico, and FirstBank Insurance Agency, LLC. Director of the Corporation’s subsidiary First Mortgage from August 2009 through December 2014.

Calixto García-Vélez, 49

Executive Vice President and Florida Region Executive and Special Assets Group Director

Executive Vice President and FirstBank Florida Regional Executive since March 2009. Director of the Corporation’s Special Assets Group since 2010. Before that, President and CEO of Doral Bank, EVP and President of the Consumer Banking Division of Doral Financial Corp in Puerto Rico and a member of Doral Bank’s Board of Directors from September 2006 to November 2008. President of West Division of Citibank, N.A., responsible for the Bank’s businesses in California and Nevada from 2005 to August 2006. From 2003 to 2006, Business Manager for Citibank’s South Division where he was responsible for Florida, Texas, Washington, D.C., Virginia, Maryland and Puerto Rico. President of Citibank, Florida and board member of Citibank F.S.B. and Citibank West, F.S.B. from 1999 to 2003.

Donald Kafka, 57

Executive Vice President and Chief Operating Officer

Executive Vice President and Chief Operating Officer since January 2015. Mr. Kafka is a seasoned executive with over 30 years of financial services experience in the United States, Latin America and Asia with diverse positions in institutions such as Banesco International Corp, First Southern Bancorp and Citibank. Mr. Kafka began his professional career with Citibank where, during his 20-year tenure from 1982 to 2002, he held multiple domestic and international executive management positions, including Chief Operating Officer of the company’s Florida-based Consumer Latin America North Division and President of the retail businesses in Venezuela and in Thailand. As the Chief Operating Officer of the Consumer Latin America North Division, he directed strategic planning, business development, financial management and day-to-day operations, interacting with specialized regional functional and product support areas. In 2003, he joined Florida-based First Southern Bancorp, an institution that provided banking products and services through its First Southern Bank franchise. Mr. Kafka served as First Southern’s Chief Operating Officer and Chief Financial Officer from 2003 to 2010 and as its Chief Investment Officer from 2010 to 2012. From 2012 through the first quarter of 2014, Mr. Kafka was the General Manager for Banesco International Corp., a corporation which offers a wide range of banking, payment solutions and insurance financial services and products.

Ginoris López-Lay, 47

Executive Vice President and Retail & Business Banking Director

Executive Vice President of Retail and Business Banking since March 2010, responsible for the retail banking services as well as commercial services of the business banking segment. Joined First BanCorp in 2006 as Senior Vice President, leading the Retail Financial Services Division and establishing the Strategic Planning Department. Senior Vice President and Manager of the Strategic Planning and Marketing Division of Banco Popular Puerto Rico from 1996 to 2005. Other positions at Banco Popular, after joining in 1989, included Vice President of Strategic Planning and Financial Analyst of the Finance and Strategic Planning Group. Member of the Board of Directors (since 2001) and Vice Chairman (since 2005) of the Center for the New Economy, and advisor to the Board of Trustees of the Sacred Heart University from 2003 to 2004. In 2011, was appointed to the advisory committee of the Governor dealing with financing alternatives for small and medium-sized businesses from 2011 through 2012. In 2012, was appointed to the advisory board of comPRometidos, a public private partnership focused on leveraging the knowledge and connections of successful Puerto Ricans abroad in order to catalyze business opportunities to support economic development and industry competitiveness in Puerto Rico. Served in the advisory Board of MMM, the first Medicare Advantage plan established in Puerto Rico, from 2013 to 2017.

Emilio Martinó, 66

Executive Vice President and Chief Lending Officer

Executive Vice President and Chief Lending Officer of FirstBank since October 2005. Senior Vice President and Credit Risk Manager of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico, a subsidiary of Santander Bancorp, and Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of workout, credit administration, and portfolio assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico, a branch of Chase Manhattan Bank N.A., from 1986 to 1991. Director of the Corporation’s subsidiary First Mortgage, Inc. from October 2009 through December 2014.

T. Michael McDonald, 55

Executive Vice President and Business Group Director

Executive Vice President and Business Group Director since September 2012. Mr. McDonald has a career of more than 31 years in various senior executive roles within the financial services industry including roles within asset management, investment banking and commercial banking. Prior to joining the Corporation, Mr. McDonald served as President and CEO of Popular Securities from 2007 until September 2012 and as Senior Vice President of Corporate Finance and Advisory Services of Banco Popular from 2003 to 2007. Mr. McDonald also served as Co-Head of Investment Banking at Citibank, N.A./Salomon Smith Barney from 1992 to 2003; as Director of Corporate Finance in Shawmut National Corporation in Boston, Massachusetts from 1988 to 1992; and as Corporate Lending Officer - Latin America Division in The Chase Manhattan Bank, N.A in Puerto Rico from 1983 to 1986. Mr. McDonald is a FINRA-registered Series 24 general securities principal and holds the Series 7 securities license.

Lawrence Odell, 68

Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria from 1979 until March 31, 2012. Over 38 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997. Director of the Corporation’s subsidiaries FirstBank Puerto Rico Securities Corp. and First Management of Puerto Rico since March 2009.

Cassan Pancham, 56

Executive Vice President and Business Group Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc. since 2005. Director of FirstMortgage from February 2010 through December 2014. Director of FirstBank Puerto Rico Securities Corp. from August 2010 through October 2012. Director of First Insurance Agency, Inc. from 2005 through November 2012. Formerly Vice President and General Manager of JP Morgan Chase Eastern Caribbean Region Banking Group from 1999 through October 2002 and held various other management positions in Chase Manhattan Bank Caribbean business units beginning in 1985. Formerly, a Member of the Governing Board of Directors of the Virgin Islands Port Authority from June 2007 and Chairman of the Board from January 2008 through January 2011. Director of FirstBank Insurance Agency, LLC

Carlos Power, 55

Executive Vice President and Consumer Lending Business Executive

Executive Vice President responsible for Consumer Banking, Auto Finance, Collections and Money Express; as Consumer Lending Business Director, since 2007. Executive Vice President of Consumer Lending Business

since April 2013, responsible for Consumer Banking, Auto/Leasing Finance, Collections and Money Express. Over 30 years of experience at FirstBank in Puerto Rico, which include the following positions: Senior Vice President and Consumer Lending Business Director from 2007 to 2013; Senior Vice President and President of FirstFederal Finance Corp.DBA Money Express from 2000 to 2007; Vice President of Auto Finance Operations from 1990 to 2000; Accounting Officer in Consumer Lending Business from 1986 to 1989. Director of FirstLeasing and Rental Corp., FirstFederal Finance Limited Liability Company, DBA Money Express and FirstExpress.

Nayda Rivera, 43

Executive Vice President and Chief Risk Officer

Executive Vice President since January 2008. Chief Risk Officer since April 2006. Senior Vice President from July 2002 to January 2008. General Auditor from July 2002 through April 2006. Ms. Rivera is a Certified Public Accountant and Certified Internal Auditor and is certified in financial forensics. More than 20 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 through January 2006. Director of the Corporation’s subsidiaries FirstBank Overseas Corp. and FirstBank Puerto Rico Securities Corp since October 2009. Director of the Corporation’s subsidiary First Mortgage from October 2009 through December 2014. Trustee of the FirstBank Puerto Rico 401k Plan. Director of Fondos Unidos de Puerto Rico Inc. and Juan Domingo en Acción since 2015.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes various corporate governance matters including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The following policies, procedures and charters are available through our web site at www.1firstbankpr.com, under “Investor Relations — Corporate Governance”: our Corporate Governance Guidelines and Principles; the charters of the Audit Committee, the Compensation and Benefits Committee (or the “Compensation Committee”), the Corporate Governance and Nominating Committee, the Credit Committee, the Asset/Liability Committee, the Compliance Committee and the Risk Committee; the Corporation’s Code of Ethical Conduct and the Corporation’s Code of Ethics for CEO and Senior Financial Officers; and the Independence Principles for Directors. Our stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board, at First BanCorp., 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

Our Code of Ethics for CEO and Senior Financial Officers (the “Code”) states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest and comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. The Code applies to each officer of the Corporation or its affiliates having any or all of the responsibilities and/or authority generally held by persons with the following titles, regardless of the officer’s formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the tax manager, the general counsel, the general auditor, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer. Only the Board or the Audit Committee may grant waivers from compliance with the Code. Any waiver of any part of the Code will be promptly disclosed to stockholders on our website at www.1firstbankpr.com. Neither the Board nor the Audit Committee received any requests for waivers under the Code in 2016 or through April 13, 2017.

Our Code of Ethical Conduct, which applies to all employees and Directors of the Corporation and all of its subsidiaries, is designed to maintain a high ethical culture in the Corporation. The Code of Ethical Conduct addresses, among other matters, conflicts of interest, operational norms and confidentiality of our and our customers’ information.

Independence of the Board of Directors and Director Nominees

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the New York Stock Exchange (“NYSE”), the SEC and our Independence Principles for Directors. Our Corporate Governance Guidelines and Principles require that a majority of the Board be composed of directors who meet the requirements for independence established in our Independence Principles for Directors, which incorporate the independence requirements established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. Juan Acosta Reboyras, Joshua D. Bresler, Luz A. Crespo, Robert Gormley, Michael P. Harmon, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada are independent under the Independence Principles for Directors, taking into account the matters discussed under “Certain Transactions and Related Person Transactions.” Mr. Aurelio Alemán, our President and Chief Executive Officer, is not considered to be independent as he is an employee of the Corporation. Our Corporate Governance Guidelines and Principles require that the independent directors conduct regularly scheduled executive sessions at least twice a year. The independent directors meet in executive sessions without management present following regularly scheduled Board meetings.

Board Leadership Structure

We currently have an independent chairman separate from the chief executive officer. The Board believes it is important to maintain flexibility in its board leadership structure and, historically, has had in place different leadership structures, depending on our needs at the time. Nevertheless, the Board firmly supports having an independent director in a board leadership position at all times. Accordingly, our Board adopted corporate policies that provide that, if we do not have an independent chairman, the Board must elect a lead independent director, having similar duties to an independent chairman, including leading the executive sessions of the non-management directors at Board meetings. At this time, our chairman provides independent leadership of the Board. Having an independent chairman or lead director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The independent chairman or lead director also serves as a liaison between the Board and senior management. Our Board has determined that the current structure, an independent chair separate from the chief executive officer, is the most appropriate structure at this time.

Board Self-Assessment

The Board conducts an annual self-assessment aimed at improving its performance. As part of such assessment, each director completes a written questionnaire that is designed to gather recommendations for improving Board effectiveness and solicit feedback on a wide range of issues, including:

•	Board and committee composition, structure and operations;

•	Board dynamics and standards of conduct;

•	adequacy of materials and information provided;

•	communication with management; and

•	Board effectiveness and accountability.

Each of the seven standing Board committees also conducts its own written annual self-assessment, which generally includes issues such as:

•	responsibilities and organization of the committee, including adequacy of its charter;

•	operations of the committee;

•	adequacy of materials and information provided; and

•	assessment of the committee’s performance.

Responses to the Board and committee self-assessments, including written comments, are tabulated to show trends since prior years. Responses are not attributed to individual directors in order to promote openness and transparency. The Board and committee self-assessment reports are discussed by the Corporate Governance and Nominating Committee and then the Chair of the Corporate Governance and Nominating Committee leads the discussion with the full Board.

Board’s Role in Risk Oversight

The Board oversees our enterprise risk management framework through the Risk Committee, Audit Committee, Credit Committee, Asset/Liability Committee, Compliance Committee, and Compensation and Benefits Committee. Each one of the Board designated committees has a distinct charter and role within the governance and risk management hierarchy of the Corporation. The charters, which are posted on our website, define the roles and responsibilities of each committee’s members, including the responsibility for risk oversight, and specify relationships among the committees, the Board and management.

The Risk Committee of the Corporation assists the Board in its oversight of the Corporation’s management of the Corporation’s company-wide risk management framework. The Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing and maintaining an effective risk management framework. The Risk Committee’s duties and responsibilities are further detailed below under the Risk Committee section.

The Board’s role is to oversee this effort, recognizing that management is responsible for executing our risk management policies. The Board has the ultimate responsibility for defining the Corporation’s risk tolerances. Senior management is responsible for implementing the Corporation’s risk management strategies in such a way as to appropriately limit the risks the Corporation takes and ensure that the Corporation’s employees comply with policies and procedures and all applicable laws and regulations. In performing this function, the Board receives periodic reports from the Board designated committees and different members of senior management.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of our stockholders. Under our Director Stock Ownership Requirement Guidelines (the “Guidelines”), as amended effective February 7, 2013, non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. Directors are expected to achieve the ownership goal within three years after the director’s initial appointment to the Board. The Guidelines are administered by the Corporate Governance and Nominating Committee of the Board. The Corporate Governance and Nominating Committee may recommend changes to the Guidelines to the Board, and the Board may at any time approve amendments or modifications to the Guidelines. In the event of extenuating circumstances that preclude a director from complying with the Guidelines, such as when the Stock Ownership Guidelines place a severe hardship on the director or the director is precluded from purchasing Common Stock due to trading restrictions imposed by the Corporation, the Corporate Governance and Nominating Committee may waive compliance with the Guidelines for a period of time. As of the date of the filing of this proxy statement, all directors are in compliance with the Guidelines.

Communications with the Board

Stockholders or other interested parties who wish to communicate with the Board may do so by writing to the Chairman of the Board in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. Communications may also be made by contacting Lawrence Odell, Secretary of the Board, by e-mail to lawrence.odell@firstbankpr.com or by telephone at

787-729-8041. Concerns may also be communicated to the Board by calling the Hotline, also known as “Protejo lo de Uno,” at the toll-free telephone number 1-800-780-9526 or by email to thenetwork@firstbankpr.com. Communications relating to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of other concerns, they may be referred to our Internal Audit Department, the Legal or Finance Department, or any other appropriate department or the Board. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the entire Audit Committee or the Board, or that such concerns receive special treatment, including through the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met ten (10) times during fiscal year 2016. Each of the current members of the Board participated in at least 75% of the Board meetings held during fiscal year 2016 while such person was a director, except for director Thomas M. Hagerty, THL’s board representative, who for personal reasons was unable to participate. However, it is important to note that, although Mr. Hagerty was unable to participate in all Board meetings, Mr. Joshua D. Bresler participated on behalf of Mr. Hagerty. Mr. Joshua Bresler was the Board observer for THL between 2011 and his designation as a director, effective December 16, 2016. On September 16, 2016, THL had notified the Corporation that, pursuant to the terms of the Corporation’s investment agreement with THL and subject to required regulatory approvals, it had designated Joshua D. Bresler to replace Thomas M. Hagerty as THL’s representative on the Corporation’s and the Bank’s Board.

Board Attendance at Annual Meetings

While we have not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, we encourage our directors to attend such meetings. Seven of the then current nine members of the Board, Directors Juan Acosta Reboyras, Aurelio Alemán, Luz A. Crespo, Robert Gormley, Roberto R. Herencia, David I. Matson and José Menéndez-Cortada, attended the 2016 Annual Meeting of Stockholders.

Board Committees

The Board has seven standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Asset/Liability Committee, the Credit Committee, the Compliance Committee and the Risk Committee. In addition, from time to time and as it deems appropriate, the Board may also establish ad-hoc committees, which are created for a specific purpose to focus on examining a particular subject or matter. These ad-hoc committees have a deadline by which they must complete their work, or expire. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of the standing committees, their current members and the number of meetings held during 2016 are set forth below. Each of the current members of the Board participated in at least 75% of the total number of meetings held by the committees of the Board on which he/she served during fiscal year 2016 while such person was a member of such committees, except for director Thomas M. Hagerty, THL’s board representative, who for personal reasons was unable to participate. Mr. Joshua D. Bresler participated on behalf of Mr. Hagerty in the meetings of the Corporate Governance & Nominating Committee, which is the Committee on which Mr. Hagerty served.

The following table identifies the current members of the standing committees of the Board:

Name of Director	Audit Committee	Compensation & Benefits	Corporate Governance & Nominating Committee	Asset/Liability Committee	Credit Committee	Compliance Committee	Risk Committee
Juan Acosta Reboyras	C					*
Aurelio Alemán				*	*
Joshua D. Bresler			*
Luz A. Crespo	*						*
Robert T. Gormley		*	*	*	C		*
Michael P. Harmon		*
Roberto R. Herencia	*	C	C	*	*	C	*
David I. Matson	*			C			C
José Menéndez-Cortada	*	*	*		*	*
* = Member
C = Chair

Audit Committee

The Audit Committee charter provides that this Committee is to be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors.

As set forth in the Audit Committee’s charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of our financial reporting to any governmental or regulatory body, stockholders, other users of our financial reports and the public; (ii) the performance of our internal audit function; (iii) our systems of internal control over financial reporting and disclosure controls and procedures; (iv) the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit of our financial statements, and their engagement to provide any other services; (v) our legal and regulatory compliance; (vi) the application of our related person transaction policy as established by the Board; (vii) the application of our codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in our annual meeting proxy statement by the rules of the SEC.

Each member of the Audit Committee meets the applicable independence requirements and is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. David I. Matson, chairman of the Audit Committee from June 2014 to March 16, 2016, and Mr. Juan Acosta Reboyras, chairman of the Audit Committee since March 16, 2016, are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. For a brief description of Mr. David Matson’s and Mr. Juan Acosta Reboyras’ relevant experience, please refer to the “Information With Respect To Nominees Standing For Election As Directors And With Respect To Executive Officers Of The Corporation” section above. The Audit Committee met a total of seventeen (17) times during fiscal year 2016.

Compensation and Benefits Committee

The Compensation Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements, including the enhanced independence requirements adopted by the NYSE as a result of the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee is responsible for the oversight of our compensation policies and practices, including the evaluation and recommendation to the Board of the salaries and incentive compensation programs for the executive officers and key employees of the Corporation. The Committee’s charter describes the following responsibilities and duties of the Committee, among others:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

•

Evaluate the performance of the CEO and the other executive officers in light of the agreed upon goals and objectives and recommend to the Board for its approval the compensation level of the CEO and the other executive officers based on such evaluation.

•

Annually review and recommend to the Board for its approval the salaries, short-term incentive awards (including cash incentives) and long-term incentive awards (including equity-based incentive plans) of the CEO, the other executive officers and selected senior executives.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual meeting proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for employees and evaluate its effectiveness in promoting stockholder value and company objectives.

•

During the period of the Corporation’s participation in the U.S. Treasury Department Troubled Asset Relief Program Capital Purchase Program ( “TARP”), the Committee shall take necessary actions to comply with any applicable laws, rules and regulations related to TARP, including, without limitation, the completion of a certification that the Committee has completed a risk assessment of the Corporation’s compensation arrangements and including this certification in the Compensation Discussion and Analysis disclosure in the Corporation’s annual meeting proxy statement.

•

Select a compensation consultant, legal counsel or other advisor to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

a.	the provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other advisor;

b.	the amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other advisor;

c.	the policies and procedures of the person that employs the compensation consultant, legal counsel or other advisor that are designed to prevent conflicts of interest;

d.	any business or personal relationship of the compensation consultant, legal counsel or other advisor with a member of the Committee;

e.	any stock of the Corporation owned by the compensation consultant, legal counsel or other advisor; and

f.	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Corporation.

•	Be responsible for the appointment, compensation and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained by the Committee.

•	Produce the annual Compensation Committee Report for inclusion in this proxy statement in compliance with the rules and regulations promulgated by the SEC.

•

Oversee the Corporation’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under NYSE rules that, with limited exceptions, shareholders approve equity compensation plans.

•	Carry out such other duties that may be delegated to it by the Board from time to time.

The Compensation Committee met a total of three (3) times during fiscal year 2016.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of the Committee meets the applicable independence requirements.

The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to the corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

•

Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the stockholders; and (ii) any Board vacancies that are to be filled by the Board.

•

Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE and our Independence Principles for Directors.

•

As vacancies or new positions occur, recommend to the Board the appointment of members to the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Recommend to the Board on an annual basis, or as vacancies occur, one member of the Board to serve as Chairman (who also may be the chief executive officer).

•

Evaluate and advise the Board whether the service by a director on the board of another company or a not-for-profit organization might impede the director’s ability to fulfill his or her responsibilities to the Corporation.

•	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation.

•

Retain and terminate in its sole discretion outside consultants or search firms to advise the Committee regarding the identification and review of board candidates, including having the sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

•

Review our Insider Trading Policy to ensure continued compliance with applicable legal standards and best practices. In connection with its annual review of the Insider Trading Policy, the Committee also reviews the list of executive officers subject to Section 16 of the Exchange Act, and the list of affiliates subject to the trading windows contained in the Policy.

•	Develop, with the assistance of management, programs for director orientation and continuing director education.

•

Direct and oversee our executive succession plan, including succession planning for all executive officer positions and interim succession for the chief executive officer in the event of an unexpected occurrence.

•

Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, our corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

The Corporate Governance and Nominating Committee met three (3) times during fiscal year 2016.

Identifying and Evaluating Nominees for Directors

The Board, acting through the Corporate Governance and Nominating Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board. The Corporate Governance and Nominating Committee regularly reviews the composition of the Board, the Board’s performance, and the input of stockholders and other key constituencies. The Corporate Governance and Nominating Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service. In addition, the Corporate Governance and Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the Board confronts. These individual qualities can include matters like experience in our industry, technical experience, leadership experience, and relevant geographical experience. In fulfilling these responsibilities regarding Board membership, the Board adopted the Policy Regarding Selection of Directors, which sets forth the Corporate Governance and Nominating Committee’s responsibility with respect to the identification and recommendation to the Board of qualified candidates for Board membership, which is to be based primarily on the criteria listed below as well as the extent to which the interplay of the candidate’s attributes with those of other Board members will yield a Board that is effective, collegial and responsive to the needs of the Corporation:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of our business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics; and

•	Business or other relevant experience.

The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the context of viewpoints, experience, skills, background and other demographics that could assist the Board in light of the Board’s composition at the time. The Board believes in the benefits of having a diverse Board, and sees diversity at the Board level as an essential element in maintaining a competitive advantage. The Board believes that a truly diverse Board will include and make good use of differences in the skills, regional and industry experience, background, race, gender and other distinctions between Directors. All Board appointments are made on merit, in the context of the skills, experience, independence and knowledge which the Board as a whole requires to be effective.

The Committee gives appropriate consideration to candidates for Board membership recommended by stockholders and evaluates such candidates in the same manner as candidates identified by the Committee. Candidate recommendations, along with the type of biographical information required for board nominees, should be submitted to the Corporate Secretary at First BanCorp., at P.O. Box 9146, San Juan, Puerto Rico 00908-0146. The Committee may use outside consultants to assist it in identifying candidates.

The Committee is also responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established by the NYSE and in our Independence Principles for Directors and applicable rules and regulations. The Board, taking into consideration the recommendations of the Committee, is responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, also makes a determination as to whether a nominee or appointee would be an independent director.

Succession Planning

The Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee periodically reviews the Corporation’s talent management and succession plan, which includes the planning, execution, and ongoing management of critical future talent needs to match the organization’s available talent to its future needs and anticipated organizational gaps and the succession plans for certain identified key positions. The principal components of this plan are: (1) a proposed plan for emergency CEO succession, (2) a proposed plan for CEO succession in the ordinary course of business, and (3) the CEO’s plan for management succession for certain identified key positions. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team.

Asset/Liability Committee

The Asset/Liability Committee’s charter provides that the Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also includes our Chief Executive Officer, Chief Financial Officer, Treasurer and Chief Risk Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Asset/Liability Committee assists the Board in its oversight of the Corporation’s asset and liability management policies (the “ALM”) relating to (i) funds management, (ii) investment management, (iii) liquidity, (iv) interest rate risk management, and (v) the use of derivatives. In doing so, the Committee’s primary functions involve:

•	The establishment of a process to enable the identification, assessment, and management of risks that could affect the Corporation’s ALM;

•	The identification of the Corporation’s risk tolerance levels for yield maximization related to its ALM; and

•	The evaluation of the adequacy, effectiveness and compliance with the Corporation’s risk management process related to the Corporation’s ALM, including management’s role in that process.

The Asset/Liability Committee met a total of five (5) times during fiscal year 2016.

Credit Committee

The Credit Committee’s charter provides that this Committee is to be composed of a minimum of three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors, and also include our Chief Executive Officer and Chief Lending Officer. Each non-employee member of this Committee meets the applicable independence requirements.

Under the terms of its charter, the Credit Committee assists the Board in its oversight of the Corporation’s policies related to all aspects of the Corporation’s lending function, hereafter “Credit Management.” The purpose of the Committee is to review the quality of the Corporation’s credit portfolio and the trends affecting that portfolio; to oversee the effectiveness and administration of credit-related policies; to approve loans, as required by the lending authorities; and to report to the Board regarding Credit Management.

The Credit Committee met a total of seventeen (17) times during fiscal year 2016.

Compliance Committee

The Compliance Committee, which was established by the Board in June 2010, assists the Board of the Corporation in fulfilling its responsibility to ensure the Corporation and the Bank comply with the provisions of the written agreement (the “Written Agreement”) entered into with the Federal Reserve. In addition, the Committee assists the Board of the Bank in fulfilling its responsibility with respect to any actions required by the FDIC and OCIF to improve the financial condition of the Bank (and collectively with the Written Agreement, the “Regulatory Actions”).

The Compliance Committee’s charter provides that the committee is to be composed of at least three directors who meet the independence criteria established by the NYSE and our Independence Principles for Directors. Each member of this Committee meets the applicable independence requirements.

The responsibilities and duties of the Compliance Committee include, among others, the following:

•	Review and consider the approval of the action plan and timeline developed by management to comply with the Regulatory Actions;

•	Monitor the implementation of the action plans developed to comply with the Regulatory Actions and address the issues identified in the most recent examination reports; and

•

Assure that all deliverables pursuant to the Regulatory Actions that require Board approval are presented timely to the Boards to comply with the required timeframes established in the Regulatory Actions and delivered to the FDIC, OCIF, and FED in a timely manner in compliance with the required timeframes established in the Regulatory Actions.

The Compliance Committee met a total of eight (8) times during fiscal year 2016.

Risk Committee

The Risk Committee assists the Board in its oversight of the Corporation’s management of its company-wide risk management framework. The Risk Committee’s charter provides that this Committee shall be composed of at least three directors of the Board who meet the independence criteria established by the NYSE and our Independence Principles for Directors. In addition, it states that at least one member will qualify as a “risk expert” as such term is defined under applicable rules promulgated under Section 165 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee will consider the experience of the designated member with risk management expertise, including, for example, background in risk management or oversight applicable to the size and complexity of the organization’s activities, attitude toward risk, and leadership capabilities. Each member will have an understanding of risk management and expertise commensurate with the Corporation’s size, complexity and capital structure.

The responsibilities and duties of the Risk Committee include, among others, the following:

•	Review and recommend to the Board the articulation and establishment of the Corporation’s risk tolerance and risk appetite.

•

Review and discuss management’s assessment of the Corporation’s aggregate enterprise-wide profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives.

•

Review and approve the risk management infrastructure and the critical risk management policies adopted by the organization, including the charter of the Corporation’s Executive Risk Management Committee.

•	Oversee the strategies, policies, procedures, and systems established by management (which, in some cases, may be subject to the review and approval by another committee of the Board) to identify,

assess, measure, and manage the major risks facing the Corporation, which may include an overview of the Corporation’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, market risk, reputational risk and capital and model risk.

•

Oversee management’s activities with respect to capital planning, including stress testing and compliance with risk-based capital standards. Review and discuss with management the Corporation’s capital plan, regulatory capital ratios and internal capital adequacy assessment process.

•

Oversee the governance of model risk through periodic review of the Corporation’s model risk profile and model validation schedule as well as reports covering the results of the validation of key models with discussions of key assumptions as appropriate.

•

Receive reports from management and, if appropriate, other Board committees discussing the Corporation’s policies and procedures regarding the Corporation’s adherence to risk limits and its established risk tolerance and risk appetite or on selected risk topics as management or the Committee deems appropriate from time to time.

•	Establish guidelines for reporting and escalating risk issues. Discuss the guidelines with management to establish the risk reporting format, required content and frequency of collection and review.

•	Review and discuss with management risk assessments for new products and services.

•	Review and discuss with management significant regulatory reports of the Corporation and its subsidiaries related to the enterprise risks and remediation plans related to such enterprise risks.

•

Review and assess the effectiveness of the Corporation’s enterprise-wide risk assessment processes and recommend improvements, where appropriate; review and address, as appropriate, management’s corrective actions for deficiencies that arise with respect to the effectiveness of such programs.

•	Annually assess the Corporation’s institutional insurance programs.

•

Meet periodically with other standing committees, including the Audit Committee, Credit Committee, Asset/Liability Committee and Corporate Governance and Nominating Committee on topics of common interest.

•	Together with the Asset/Liability Committee of the Board, review on an annual basis the Corporation’s contingency funding plan and recommend to the Board such plan’s approval.

•	Meet, through one or more members, not less than annually with the Compensation Committee of the Board to assist that committee in its review of the Corporation’s compensation practices.

•	Ensure that the Corporation’s Chief Risk Officer has sufficient stature, authority, and seniority within the Corporation and is independent from individual business units within the Corporation.

•

Review the appointment, performance, and replacement of the Chief Risk Officer, including through annual discussions with management with respect to the Chief Risk officer’s performance evaluations and changes to his/her compensation.

•	As determined by the Committee, meet in separate executive sessions.

The Risk Committee met a total of eleven (11) times during fiscal year 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board or the Audit Committee reviews all transactions and relationships in which the Corporation and any of its directors, director nominees, executive officers, security holders who are known to the Corporation to own of record or beneficially more than 5% of the Corporation’s Common Stock (“principal stockholder”) and any immediate family member of any of the foregoing persons (each, a “related person”) has an interest. Our Corporate Governance Guidelines and Principles and Code of Ethics for the CEO and Senior Financial Officers

require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. Pursuant to Regulation O adopted by the Fed, any extension of credit to an executive officer, director, or principal stockholder, including any related interest of such persons (collectively an “Insider”), must be approved in advance by a majority of the Board, excluding the interested party, if such extension, when aggregated with all other loans or lines of credit to that Insider exceeds (in any case) $500,000.

The Corporation’s written Related Person Transaction Policy (the “Policy”) addresses the reporting, review and approval or ratification of transactions with related persons. The Policy is not designed to prohibit all related person transactions; rather, it is to provide for timely internal reporting and appropriate review, approval or rejection, oversight and public disclosure, when required, of such transactions.

For purposes of the Policy, a “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party), the amount involved exceeds $120,000, and a related person has a direct or indirect material interest in such transaction or arrangement. A related person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the Policy to be immaterial in nature. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a director, executive officer or principal stockholder or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the Policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation and, therefore, need not be taken to the Audit Committee for their review and approval, ratification or rejection.

Any related person who intends to enter into a related person transaction is required to disclose that intention and all material facts with respect to such transaction to the general counsel, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for reporting such information to the general counsel. The general counsel is responsible for determining whether a transaction may meet the requirements of a related person transaction requiring review under the Policy, and, upon such determination, must report the material facts respecting the transaction and the related person’s interest in such transaction to the Audit Committee for its review and approval, ratification or rejection. Any related party transaction in which the general counsel has a direct or indirect interest is evaluated directly by the Audit Committee.

If a member of the Audit Committee has an interest in a related person transaction and the number of Audit Committee members available to review and approve the transaction is less than two members after such committee member recuses himself or herself from consideration of the transaction, the transaction must instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate to the Corporation’s chief executive officer, chief risk officer, and general counsel, acting collectively, its authority to review, approve or ratify specified related person transactions or categories of related person transactions when the Audit Committee determines that such action is warranted.

Annually, the Audit Committee must review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved, ratified or rejected by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which must be at least annually. The Audit Committee must notify the Board on a quarterly basis of all related person transactions considered by the Audit Committee.

In connection with considering a related person transaction, the Audit Committee (or its delegate), in its judgment, must consider, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation.

During fiscal year 2016, certain related persons were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related to the Corporation, and did not involve more than the normal risk of collectability or present other unfavorable features.

During fiscal year 2016, the Corporation engaged, in the ordinary course of business, the legal services of Martínez Odell & Calabria. Mr. Lawrence Odell, General Counsel of the Corporation since February 2006, was a partner at Martínez Odell & Calabria (the “Law Firm”) until his resignation on March 31, 2012 at which time Mr. Odell entered into an Amended and Restated Employment Agreement with the Corporation. Mr. Odell’s interest in the Law Firm as a partner is being liquidated over an extended period of time. For a brief description of Mr. Odell’s Amended and Restated Employment Agreement, please refer to the “Employment Contracts, Termination of Employment, and Change in Control Arrangements” section. The Corporation has engaged the Law Firm to be the corporate and regulatory counsel to it and FirstBank. During fiscal year 2016, the Corporation paid $547,783 to the Law Firm for its legal services.

Our investment agreements with THL and Oaktree, as amended in connection with the purchase by THL and Oaktree of certain shares of Common Stock sold to other investors in the Capital Raise, provide them with various rights, including the right to have their shares of Common Stock registered for resale on a registration statement filed with the SEC. In that regard, on February 12, 2016, we filed a new registration statement with the SEC, which became effective on February 29, 2016, that supersedes the prior registration statement that we had filed to register those shares and that had expired pursuant to its terms. In addition, as discussed above in Proposal No.1, Election of Directors, these agreements have provisions related to the composition of the Board of Directors, with which we have complied, including the requirement that we provide each of THL and Oaktree the right to designate a person to serve on our Board for as long as each of them owns at least 25% of the number of shares acquired in the Capital Raise. Our investment agreements with THL and Oaktree also include certain indemnification provisions. Finally, we have agreed to permit each of THL and Oaktree to acquire additional shares of Common Stock in the following circumstances: (a) for as long as each of THL and Oaktree, as applicable, owns at least 25% of the number of shares of Common Stock that it acquired in the Capital Raise, each such investor will have the right to acquire from us at such time as we sell (i) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, an amount of securities up to the amount of the new securities required to maintain its percentage Common Stock-equivalent interest in us at the same level as it was before the issuance of those securities and (ii) any Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common

Stock component, to any investor to which we sold Common Stock in the Capital Raise, an amount of securities up to the amount of new securities equal to the aggregate amount of new securities that we offer to sell to such other investor or its affiliates for the same price and on the same terms as such other offer or sale to such other investor or its affiliates and (b) for as long as each of THL and Oaktree, as applicable, owns in the aggregate at least as many shares of Common Stock as any other entity or group of affiliated entities, if we offer to sell to any entity or group of affiliated entities Common Stock or securities that are convertible into or exchangeable for Common Stock, or include a Common Stock component, that would cause that entity or group of affiliated entities to own more shares of Common Stock than THL or Oaktree, as applicable, we will offer to sell to each of THL and Oaktree, for the same price and on the same terms, a number of new securities such that THL or Oaktree, as applicable, will own an amount of shares of Common Stock, after giving effect to the conversion or exercise of such new securities into Common Stock, equal to the number of shares of Common Stock owned by such other entity or group of affiliated entities.

On December 5, 2016, THL and Oaktree completed a secondary offering of the Corporation’s Common Stock (the “Secondary Offering”). THL and Oaktree sold an aggregate of 18 million shares of Common Stock (9 million shares each) at a price of $5.60 per share. Subsequently, the underwriters in the Secondary Offering exercised their option to purchase an additional 2.7 million shares of Common Stock from the selling stockholders (1.35 million shares from each of THL and Oaktree). The Corporation did not receive any proceeds from the Secondary Offering. On February 7, 2017, THL and Oaktree completed another secondary offering of the Corporation’s Common Stock (the “2nd Secondary Offering”). THL and Oaktree sold an aggregate of 20 million shares of Common Stock (10 million shares each). Subsequently, the underwriters in the 2nd Secondary Offering exercised their option to purchase an additional 3 million shares of common stock from the selling stockholders (1.5 million shares from each of THL and Oaktree). The Corporation did not receive any proceeds from the 2nd Secondary Offering.

Since 2013, the U.S. Treasury has sold 22,650,244 shares of Common Stock. As of April 13, 2017, the U.S. Treasury holds 10,291,553 shares, or approximately 4.73% of the Common Stock, excluding the approximately 1.3 million shares underlying a warrant exercisable at $3.29 per share. As a result of this investment, the U.S. Treasury has various rights, including the right to have its securities covered by a registration statement. Accordingly, the Corporation has included the securities owned by the U.S. Treasury on the registration statements it has filed relating to the shares owned by THL and Oaktree, including the registration statement that was filed in February 2016. The exercise price and the number of Shares issuable upon exercise of the warrant issued to the U.S. Treasury is subject to adjustment from time to time if the Corporation, among other things, (i) declares and pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, (ii) subdivides or reclassifies the outstanding shares of Common Stock into a greater number of shares, (iii) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares or (iv) effects a pro rata repurchase of its Common Stock.

THL is a private equity firm that has had an investment in the entity that provides the products and services with respect to the Corporation’s mortgage servicing systems (the “Provider”) since 2006, prior to THL’s investment in the Corporation. The servicing system activities are conducted in the ordinary course of business, and our relationship with the Provider was negotiated on an arms’-length basis. For fiscal 2016, we paid the Provider approximately $1,462,034 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2016, the Compensation Committee consisted of directors Robert T. Gormley, Michael P. Harmon, Roberto R. Herencia, and José Menéndez-Cortada. During fiscal year 2016, no executive officer of the Corporation served on any board of directors or compensation committee of any entity whose board or management included any person who served on the Corporation’s Board or on the Corporation’s Compensation Committee.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive an annual retainer and compensation for attending meetings of the Board but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, FirstBank or any other subsidiary of the Corporation do not receive fees or other compensation for service on the Board, the Board of Directors of FirstBank, or the Board of Directors of any other subsidiary or any of their committees. Accordingly, Mr. Aurelio Alemán, who was a director during fiscal year 2016, is not included in the table set forth below because he was an employee at the same time and, therefore, received no compensation for his services as a director.

The Compensation Committee periodically reviews market data in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract and retain qualified candidates for board service. The most recent review was conducted by the Compensation Committee with the help of Frederick W. Cook & CO., Inc. (the “Review”) in 2012. The current compensation structure was approved by the Board in July 2012 based on the results of that Review. Given overall market practices, the Compensation Committee has not requested a more recent review.

Each director is paid fees for services as a Director in a total amount equal to $100,000 per year (such amount, the “Annual Fee”). Seventy-five percent (75%) of the Annual Fee is paid in cash and twenty-five percent (25%) is paid in the form of an annual grant of restricted stock (the “Annual Restricted Stock”) under the Corporation’s Omnibus Incentive Plan. The annual cash fee is payable on a monthly basis over a twelve-month period. The Annual Restricted Stock is subject to a one-year vesting period. In addition, the Directors may receive additional compensation in the form of retainers depending upon the Board committees on which they serve, as follows:

•	$25,000 additional annual cash retainer for the Chair of the Audit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Credit Committee;

•	$25,000 additional annual cash retainer for the Chair of the Risk Committee;

•	$5,000 additional annual cash retainer for the Chairs of the Compensation, Corporate Governance and Nominating, Asset/Liability and Compliance Committees; and

•	$5,000 additional annual cash retainer for each member of the Audit, Credit, and Risk Committees other than the Chairs of such committees who receive a cash retainer of $25,000 as aforesaid.

Non-management directors are expected to hold an investment position in our Common Stock having a market value equivalent to at least $150,000. New directors are required to achieve the ownership goal within three years after the director’s initial appointment to the Board.

The Non-Management Chairman of the Board is entitled to receive total compensation of $1.6 million per year comprised of the following three components:

•	$400,000 per year in a retainer payable monthly for his services as the non-management chairman of the Board and Chairman of the Board of Directors of the Bank.

•

$500,000 in a restricted stock grant (the “Chairman Annual Restricted Stock”), payable on a yearly basis in September. The Chairman Annual Restricted Stock has a one-year vesting period with acceleration upon a change in control.

•	Special compensation of $700,000 payable on a yearly basis (consisting of $350,000 payable in September and $350,000 payable in March)

•	Payments compensate for services for the subsequent six months.

•	In the event of termination for cause, or in the event of resignation, the unearned portion would be repaid to the Corporation.

•	In the event of a change in control or other separation event, the unearned portion would become vested.

In connection with the performance of his duties as non-management chairman, Mr. Herencia is entitled to reimbursement for certain expenses, including costs related to office space and health insurance. Mr. Herencia’s compensation reflects his duties and responsibilities as non-management Chairman of the Board. Mr. Herencia does not receive any additional compensation for his duties and responsibilities as chairman of the Compensation, Corporate Governance & Nominating, and Compliance Committees or for his duties and responsibilities as a member of the Audit, Asset/Liability, Credit, and Risk Committees. As non-management chairman of the Board, Mr. Herencia’s duties include serving as the liaison for the non-management directors with the executive officers, meeting with the Corporation’s executive officers and other members of management on a regular basis, including to ensure appropriate oversight of the Corporation’s business, meeting on a regular basis with regulators, handling all Board matters, including developing, with the input of management, the agenda for Board meetings, and leading executive sessions of and interfacing with the non-management directors. These duties and responsibilities, as well as his duties as chairman of three of the Corporation’s Board committees and membership on four other committees, are extensive and time-consuming.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at Board and committee meetings and performance of other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors who served during fiscal year 2016:

DIRECTOR SUMMARY COMPENSTION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non -Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)
Juan Acosta Reboyras	103,996	24,998	—	—	—	171	129,165
Joshua D. Bresler (c)	6,250	—	—	—	—	—	6,250
Luz A. Crespo	87,098	24,998	—	—	—	171	112,267
Robert T. Gormley	105,000	24,998	—	—	—	171	130,169
Thomas M. Hagerty (d)	68,750	24,998	—	—	—	171	93,919
Michael P. Harmon	75,000	24,998	—	—	—	171	100,169
Roberto R. Herencia	1,100,000	499,996	—	—	—	24,171	1,624,167
David I. Matson	113,754	24,998	—	—	—	171	138,923
José Menéndez-Cortada	88,396	24,998	—	—	—	171	113,565

(a)	Represents restricted stock grants during fiscal year 2016. The restricted stock awards were made effective as of the following dates: (i) the Annual Restricted Stock awards to Mr. Acosta Reboyras, Mrs. Crespo, Mr. Gormley, Mr. Hagerty, Mr. Harmon, Mr. Matson and Mr. Menéndez-Cortada on September 29, 2016 and (ii) the Chairman Annual Restricted Stock awarded to Mr. Herencia on September 30, 2016. As of December 31, 2016, our non-executive directors owned the following shares of restricted stock: Mr. Acosta Reboyras, 22,538; Mrs. Crespo, 25,578; Mr. Gormley, 23,032; Mr. Harmon, 23,032; Mr. Herencia, 114,225; Mr. Matson, 23,032; and Mr. Menéndez-Cortada, 23,032.

(b)	Includes the amount of the life insurance policy premium paid by the Corporation for the benefit of the non-management directors. In addition, with respect to Mr. Herencia, includes $24,000 relating to the reimbursement of health insurance coverage premiums paid by Mr. Herencia for himself and his dependents.

(c)	On September 29, 2016, the Board of the Corporation determined to elect, subject to regulatory approval, Joshua D. Bresler to serve as an independent member of the Corporation’s Board. On December 16, 2016, the Corporation received the requisite regulatory approval and Mr. Bresler began serving as an independent member of the Board. THL designated Mr. Bresler to serve as its Board representative pursuant to THL’s investment agreement with the Corporation. Mr. Bresler had attended the meetings of the Board in a nonvoting observer capacity since 2011 pursuant to the THL investment agreement.

(d)	In light of the Corporation’s receipt of the aforementioned regulatory approval relating to Joshua D. Bresler, on December 19, 2016, Thomas Hagerty, who was the THL board representative since 2011, informed the Corporation of his resignation from the Board of the Corporation as of December 19, 2016.

PROPOSAL NO. 2

NON-BINDING APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background of the Proposal

Section 111(e) of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”), imposes a number of requirements on financial institutions, such as the Corporation, which received an investment under TARP from the U.S. Treasury. The ARRA requires recipients of TARP financial assistance to seek a separate, non-binding stockholder vote to approve the compensation of the Named Executive Officers at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding. Because this stockholder vote is advisory, it is not binding upon the Board and will not be construed as overruling any decision by the Board. However, the Compensation Committee takes into account the outcome of the vote when considering future executive compensation arrangements. The Corporation’s overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding the Named Executive Officers’ compensation (together with the accompanying narrative disclosure) in this Proxy Statement. The Proxy Statement discloses all material information regarding the compensation of the Corporation’s Named Executive Officers so that stockholders can evaluate the Corporation’s approach to compensating its executives. The Compensation Committee continually monitors executive compensation programs in order to recommend to the Board changes that are consistent with the restrictions imposed on recipients of TARP financial assistance and that reflect best practices in the market, as well as general economic, regulatory and legislative developments affecting executive compensation. The Corporation’s compensation policies and procedures are designed to promote a performance-based culture by providing for higher pay for superior performance and to align the interests of stockholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary and excessive risks. Although certain incentive payments are prohibited by TARP, the Corporation continues to seek to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders.

In 2016, the Compensation Committee, with the assistance of Pearl Meyer & Partners (“Pearl Meyer”), its compensation consultant, performed an analysis of the Corporation’s executive compensation structure. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within a range of the 50th to the 75th percentile of the compensation paid for similar positions within the 2016 peer group. Differences between the Named Executive Officers within that range were based on corporate and individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assessed competitive pressures and the recruiting market, which could potentially threaten the ability of the Corporation to attract and retain key executives. Effective March 16, 2016, the independent members of the Board considered the analysis and determined the Named Executive Officers’ salary increases for fiscal year 2016.    Adjustments were made to the base salary paid in cash and the amount of Common Stock paid in lieu of salary (“Salary Stock”). The shares issued in connection with Salary Stock were issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice since 2013.

The base salary amounts in cash and Common Stock paid to the Named Executive Officers for fiscal years 2016 and 2015 are indicated in the table below:

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Common Stock	Total Base Salary
Aurelio Alemán	2016	$959,000	$959,000	$1,918,000
President and Chief Executive Officer	2015	$880,000	$880,000	$1,760,000
Orlando Berges	2016	$600,000	$340,000	$940,000
Executive Vice President and Chief Financial Officer	2015	$600,000	$320,000	$920,000
Calixto García-Vélez	2016	$550,000	$275,000	$825,000
Executive Vice President and Florida Region Executive	2015	$550,000	$230,000	$780,000
Cassan Pancham	2016	$450,000	$250,000	$700,000
Executive Vice President and Business Group Executive	2015	$400,000	$180,000	$580,000
Donald Kafka	2016	$550,000	$250,000	$800,000
Executive Vice President and Chief Operating Officer	2015	$550,000	$—	$550,000

Also effective March 16, 2016, the independent members of the Board of Directors of the Corporation approved grants of restricted stock to the Named Executive Officers as reflected in the table below. Consistent with the requirements of the TARP Interim Final Rule, the shares of restricted stock granted to the Named Executive Officers have a two-year vesting period. Once initially vested, however, the shares are subject to transferability restrictions contingent on the Treasury’s recoupment of the TARP funds provided to the Corporation (the “Transferability Restrictions”) through the sale of its shares of the Corporation’s stock. To the extent the Treasury does not recover the full amount of its original investment under TARP, the Transferability Restrictions will result in the forfeiture of certain of the shares of restricted stock awarded to the NEOs. In determining the number of shares of restricted stock to award to the NEOs, the Compensation Committee and the independent directors have taken into consideration the impact to the NEOs of the estimated amounts that the NEOs will forfeit given the Transferability Restrictions. As such, it is estimated that 50% of the granted shares will be forfeited.

Each Named Executive Officer was granted the following restricted stock awards in 2016:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of Restricted Stock Awarded (a)	Adjusted Value of Restricted Stock Awarded considering Transferability Restrictions(b)
Aurelio Alemán, President and Chief Executive Officer	336,491	$958,999	$479,500
Orlando Berges, Executive Vice President and Chief Financial Officer	161,403	$459,999	$229,999
Calixto García-Vélez, Executive Vice President	136,842	$390,000	$195,000
Cassan Pancham, Executive Vice President and Business Group Executive	101,754	$289,999	$144,999
Donald Kafka, Executive Vice President and Chief Operating Officer	105,263	$300,000	$150,000

a)	Fair market value of the stock awarded was determined using the closing price of the Corporation’s Common Stock on March 16, 2016 ($2.85), the grant date of the award.
b)

Value calculated taking into consideration the Transferability Restrictions. The Transferability Restrictions terminate in 25% increments based on the recovery by the Treasury of its original investment in the Corporation (e.g., when the Treasury receives at least 25% of the amount of the TARP funds through the sale of its shares of the Corporation’s common stock, 25% of the vested shares become transferable). Based on a sensitivity analysis performed by the Corporation, in order for the Named Executive Officers to fully vest in their restricted stock awards, the Treasury would need to sell its remaining shares of the Corporation’s common stock at approximately $19.9 per share or higher, which is significantly higher than the current market price of the Corporation’s common stock as well as the market prices of the Corporation’s common stock during the last ten years. If the Treasury were to sell its current shares of the Corporation’s common stock at a price that ranges from approximately $2.5 to $11.2 per share, the Named Executive Officers would forfeit 50% of their restricted stock awards as a result of the Transferability Restrictions. Hence, if the U.S. Treasury had sold all of its shares of Common Stock on December 31, 2016, only 50% of the shares granted to the Named Executive Officers would have become freely transferable and the remaining 50% would have been forfeited.

The Board strongly supports the Corporation’s executive compensation policies and procedures and asks stockholders to support its executive compensation program by approving the proposal presented below. The Board made the aforementioned compensation decisions in 2016 based on 2015 performance. Despite 2015 being a challenging year, the Corporation was able to continue to de-risk its balance sheet and improve its core deposit franchise, while strengthening its risk management practices.

This proposal, commonly known as a “Say on Pay” proposal, gives the Corporation’s stockholders the opportunity to vote on the Corporation’s executive compensation policies and procedures through the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the Named Executive Officers’ compensation disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and narrative included in this Proxy Statement for the 2017 Annual Meeting of Stockholders.

At the 2016 Annual Meeting of Stockholders, the 2015 compensation of the Corporation’s Named Executive Officers was approved by approximately 82% of the votes cast. The Board and the Compensation Committee considered this approval rate, in addition to the improvements in the Corporation’s results, in making the 2016 pay decisions for the Named Executive Officers.

Required Vote

Approval of this Proposal No. 2 regarding executive compensation requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAMED EXECUTIVE OFFICERS’ COMPENSATION DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Background of the Proposal

The Audit Committee of the Board is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Corporation’s independent registered public accounting firm. The Audit Committee selected the firm of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2017. While stockholder ratification is not required by the Corporation’s Restated Articles of Incorporation, By-Laws or otherwise, the Board is submitting the appointment of KPMG to the stockholders for ratification as part of good corporate governance practices. The Audit Committee will take into account the outcome of the vote, among other factors, in determining whether to appoint KPMG in the future. KPMG will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions.

Required Vote

Approval of this Proposal No. 3 regarding ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2016 with management and KPMG LLP, the Corporation’s independent registered public accounting firm. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (now known as PCAOB Auditing Standard 1301). Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These discussions and considerations, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that the Corporation’s independent registered public accounting firm is in fact “independent.”

The members of the Audit Committee are not engaged professionally in rendering auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Audit Committee relies, without independent verification, on the information provided and the representations made by management that the Corporation’s internal control over financial reporting is effective, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with generally accepted accounting principles in the United States. The Audit Committee also relies on the opinions of the independent registered public accounting firm on the consolidated financial statements and on the effectiveness of internal control over financial reporting.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in its charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

This report is provided by the members of the Audit Committee:

Juan Acosta Reboyras (Chairman)

Luz A. Crespo

Roberto Herencia

David I. Matson

José Menéndez-Cortada

AUDIT FEES

The total fees paid or accrued by the Corporation for professional services rendered by KPMG LLP for the years ended December 31, 2016 and December 31, 2015 were $2,873,420 and $3,068,720, respectively, distributed as follows:

•

Audit Fees:    $2,821,640 for the audit of the financial statements and internal control over financial reporting, audit services provided in connection with required statutory audits of the Corporation’s subsidiaries and comfort letters, consents and other services related to Securities and Exchange Commission matters for the year ended December 31, 2016 and $2,838,326 for the audit of the financial statements and internal control over financial reporting and audit services provided in connection with required statutory audits of the Corporation’s subsidiaries for the year ended December 31, 2015.

•	Audit-Related Fees: $50,000 in each of 2016 and 2015 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: None in 2016 and 2015.

•

All Other Fees:    $1,780 in 2016 related to fees paid for access to an accounting and auditing electronic library and $178,744 in 2015 related to model validation services and $1,650 in 2015 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation of services or any increases in the fees agreed to in such negotiation are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s executive compensation program, the process for determining executive officer compensation, and the elements of the compensation of the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (referred to throughout this proxy statement as the “Named Executive Officers”).

The executive compensation program is administered by the Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual goals and performance objectives relevant to the

CEO’s and other executive officers’ compensation. The Compensation Committee is also responsible for evaluating and recommending to the Board the amounts of base salaries, annual incentives and long-term equity incentive awards for the CEO and other Named Executive Officers, other executive vice presidents and other selected officers of the Corporation.

Executive Summary

The Corporation is a TARP participant and subject to certain executive compensation restrictions under the EESA, as amended by the ARRA, and the rules and regulations promulgated thereunder. Since the Corporation’s issuance of equity to the U.S. Treasury in 2009, the U.S. Treasury’s investment in the Corporation’s Common Stock has declined from the 32.9 million shares it received upon the conversion of its 424,174 shares of the Corporation’s fixed rate, Cumulative Mandatorily Convertible Preferred Stock, Series G, in October 2011 to 10,291,553 shares of Common Stock, or approximately 4.73% of the Corporation’s outstanding Common Stock as of April 13, 2017, excluding the shares underlying the U.S. Treasury’s warrant. The Corporation is subject to the executive compensation restrictions for as long as the U.S. Treasury owns any of the Corporation’s securities.

In 2016, all of the Named Executive Officers were subject to the executive compensation restrictions and the Compensation Committee reviewed the compensation paid to the Named Executive Officers in order to ensure that it was delivering a compensation package that serves the business objectives of the Corporation and is consistent with the Corporation’s compensation philosophy, while complying with the TARP-related executive compensation restrictions. The Compensation Committee considered various factors, including comparative compensation data for peer companies, the Corporation’s performance, and the individual performance of each of the Named Executive Officers. As a result of this review, and as explained in more detail below, in March 2016, the Compensation Committee recommended, and the independent members of the Board approved, (i) an increase to the cash amount of base salary paid to Mr. Alemán and Mr. Kafka; (ii) increases in the issuance of Salary Stock to Mr. Alemán, Mr. Berges and Mr. García-Vélez; and (iii) grants of TARP-compliant restricted stock to each of the Named Executive Officers.

Executive Compensation Policy

The Corporation has in place an executive compensation structure designed to help retain, motivate, reward and attract highly qualified executives. The compensation program is designed to fairly reflect, in the judgment of the Compensation Committee, the Corporation’s performance, and the responsibilities and personal performance of the individual executives, while assuring that the compensation program reflects principles of sound risk management and performance metrics consistent with long-term contributions to sustained profitability, as well as fidelity to expected values and conduct. To support those goals, the Corporation’s policy prior to the Corporation’s participation in TARP was to provide our Named Executive Officers with a competitive base salary, an annual incentive, a long-term equity incentive and other fringe benefits. Currently, Named Executive Officers’ pay opportunities do not include the annual cash incentive component, which has not been paid since 2009 for those executives covered by TARP restrictions.

The executive compensation restrictions under the EESA, as amended by the ARRA, and the rules and regulations thereunder, as well as under U.S. regulations and under the agreement pursuant to which the Corporation sold preferred stock to the U.S. Treasury, apply to what the U.S. Treasury refers to as the Corporation’s Senior Executive Officers, which include our Named Executive Officers. As a result of these restrictions, the Corporation:

•

Must prohibit the payment or accrual of any bonus payments to the Corporation’s Named Executive Officers and the ten (10) next most highly-compensated employees (“MHCEs”), except for long-term restricted stock if it satisfies the following requirements: (i) the value of the grant may not exceed one-third of the amount of the employee’s annual compensation calculated in the fiscal year in which the compensation is granted, (ii) no portion of the grant may vest before two years after the grant date and (iii) the grant must be subject to a further restriction on transfer or payment in accordance with the repayment of TARP funds, the Transferability Restriction.

•	Cannot make any “golden parachute payments” to its Named Executive Officers or the next five MHCEs.

•

Must require that any bonus, incentive and retention amounts paid to the Named Executive Officers and the next 20 MHCEs are subject to recovery if they are based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•	Must prohibit any compensation plan that would encourage manipulation of reported earnings.

•

At least every six months, must cause the senior risk officers to discuss, evaluate and review with the Compensation Committee any risks (including long-term and short-term risks) that could threaten the value of the Corporation.

•

Must make annual disclosures to the U.S. Treasury of, among other information, perquisites whose total value during the year exceeds $25,000 for any of the Named Executive Officers or the next ten (10) MHCEs and provide a narrative description of the amount and nature of those perquisites, and a justification for offering them.

TARP Related Actions — Amendments to Executive Compensation Program

As required by the ARRA, a number of amendments were made to our executive compensation program; these are:

•	Bonuses and other incentive payments to Named Executive Officers and the next ten (10) MHCEs are prohibited during the TARP period.

•

Employment agreements were amended to provide that benefits to the executives must be construed and interpreted at all times when the U.S. Treasury maintains any debt or equity investment in the Corporation in a manner consistent with the EESA and ARRA, and all such agreements are deemed to have been amended as determined by the Corporation so as to comply with the restrictions imposed by the EESA and ARRA.

•	The change of control provisions previously applicable to Named Executive Officers and the next five (5) MHCEs are suspended during the TARP period.

•

A recovery or “clawback” acknowledgment has been signed by each of the Named Executive Officers and the next twenty (20) MHCEs under which they agree to the return of any bonus payment or awards made during the TARP period based upon materially inaccurate financial statements or performance metrics.

Once the U.S. Treasury is no longer a security holder, the Compensation Committee expects to re-evaluate base salaries and annual and long-term incentive programs to ensure that they more fully align strategically with the needs of the business and the competitive market at that time.

Pay for Performance

The Corporation has a performance-oriented executive compensation program that is designed to support its corporate strategic goals, including earnings growth and stockholder value appreciation. The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk, so that the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Given TARP restrictions, the Corporation’s ability to pay certain performance incentives is limited. Specifically, as noted above, the restrictions prohibit the payment of bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock. Nevertheless, despite our being subject to TARP restrictions, we continue to strive to align pay and performance within these guidelines. For example, the process of establishing annual goals for our Named Executive Officers and measuring against those goals is still maintained and achievement of such goals is taken into account in determining any salary increases and restricted stock awards although no bonus payments are paid as a result of goal achievement. Our programs and pay decisions are designed to focus our Named Executive Officers on certain strategic value levers established by the Corporation, while aligning their interests with those of our stockholders through stock-based compensation.

Market Competitiveness

Historically, the Corporation targeted total compensation, including base salaries, annual target incentive opportunities, and long-term target incentive opportunities, including equity-based incentives, at the 75th percentile of compensation paid by publicly-held peer companies. In 2016, the Compensation Committee, with the assistance of its compensation consultant, performed an analysis of the Corporation’s executive compensation. As a result of the review, the Compensation Committee positioned our Named Executive Officers’ total direct compensation within the 50th and the 75th percentile range of the comparative compensation data with individual decisions within that range based upon the Corporation’s performance, individual performance, experience, responsibilities and other factors it deemed relevant. The Compensation Committee also assesses external demand for certain positions and recruiting pressures, which potentially may threaten the ability to attract and retain key executives. The Compensation Committee will exercise its discretion in adjusting compensation as necessary and appropriate to ensure an effective and stable management team.

The Compensation Committee does not have a stated policy regarding the ratio of compensation paid to the CEO relative to the other Named Executive Officers or other employees. In making pay determinations, the Compensation Committee considers the level and mix of compensation paid to the Named Executive Officers relative to the Compensation Committee’s compensation philosophy, the data provided by its compensation consultant and the individual factors mentioned above. We will continue to monitor market competitive levels and, if permissible under our agreement with the U.S. Treasury, the Compensation Committee will make adjustments as appropriate to align executive officer pay with our stated pay philosophy and desire to drive a strong performance oriented culture.

Compensation Review Process

The Compensation Committee typically reviews and makes compensation recommendations to the independent Board members for the CEO, the other Named Executive Officers, and other selected senior executives in the first quarter of each year based on an evaluation of compensation paid by peers and the Corporation’s performance results for the preceding year. The Corporation’s President and CEO, following the compensation structure approved by the Board, makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of each executive as it relates to the accomplishment of the goals and performance objectives set forth for the executive for the year, together with any such goals that have been established for the relevant lines of business of the Corporation.

Role of the Compensation Consultant

The role of the outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and contracts, perform executive and director compensation reviews, including market competition assessments, and develop executive and director compensation recommendations for the Compensation Committee’s consideration. The compensation consultant communicates directly and is available to participate in executive sessions with the Compensation Committee. In that regard, a representative of the executive compensation consultant attends selected meetings of the Compensation Committee during which the representative assists the Compensation Committee in making specific executive compensation decisions. Pearl Meyer has been the Compensation Committee’s executive compensation consultant since February 2013.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Corporation. The Compensation Committee has analyzed whether the work of Pearl Meyer as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Corporation by Pearl Meyer; (ii) the amount of fees paid by the Company to Pearl Meyer as a percentage of Pearl Meyer’s total revenue; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with an executive officer of the Corporation; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Corporation owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflict of interest.

Benchmarking and Compensation Analysis

During the first months of 2016, Pearl Meyer reviewed the results of surveys of executive compensation practices to provide representative market information in evaluating the competitiveness of the Corporation’s then-current compensation structure and assisted the Corporation in considering whether any changes should be made to the peer group used in 2015 for purposes of a comprehensive analysis that compared financial results and compensation data for a group of publicly-held peer companies. The 2015 group was changed given that the asset size of the peer group was no longer comparable to the Corporation as a result of certain merger transactions which substantially increased the asset size of some of the banks in the group. The companies in the 2016 peer group reflect similar criteria, including, but not limited to, a common industry, asset size, market capitalization, and business mix. The majority of the peers were focused on commercial and consumer/retail banking, and had similar head count and financial and geographic criteria. The Compensation Committee evaluates the peer group periodically, with Pearl Meyer’s assistance, to assure that the identified peers remain pertinent to the Corporation.

For fiscal year 2016, Pearl Meyer used the following two primary data sources in the review of executive compensation:

•	Custom Proxy Peer Group – proxy data was compiled for 18 publicly-traded commercial banks with assets between $7.2 billion and $35.5 billion.

•	Industry Survey Sources – data was collected from banking surveys with an asset size of approximately $10—$25 billion.

Our compensation proxy peer group used for 2016 pay and performance comparison comprised the following banks. The Corporation’s total assets were positioned at the 35th percentile of the group:

Popular, Inc.	Cathay General Bancorp
BankUnited, Inc.	Trustmark Corporation
Fulton Financial Corporation	United Bankshares, Inc.
F.N.B. Corporation	Old National Bancorp
PrivateBancorp, Inc.	Sterling Bancorp
MB Financial, Inc.	International Bancshares Corporation
Washington Federal, Inc.	Great Western Bancorp, Inc.
Western Alliance Bancorporation	First Midwest Bancorp, Inc.
BancorpSouth, Inc.	OFG Bancorp

Elements of Executive Compensation

The elements of the Corporation’s regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified below:

•	Base salary

•	Annual incentives

•	Long-term equity incentives

•	Other compensation

Each element of the compensation structure is intended to support and promote the following results and behavior:

•	Reward for strong performance;

•	Attract and retain the talent needed to execute our strategy and ultimately deliver value to stockholders; and

•	Deliver a compensation package that is competitive with the market and commensurate with the performance delivered.

Base Salary

Base salary is the basic element of direct compensation, designed to reward an individual’s performance and level of experience. In setting base salary amounts, independent members of the Board take into consideration the experience, skills, knowledge and responsibilities required of each of the Named Executive Officers in his/her roles, the individual’s achievement of pre-determined goals and objectives, the Corporation’s performance, and marketplace salary data to help ensure that base salaries of the Corporation’s Named Executive Officers are competitive with the base salaries of comparable executive officers in peer group companies. The Board seeks to maintain base salaries that are competitive with the marketplace to allow it to attract and retain executive talent.

The Compensation Committee considered the comparative compensation information for the 2016 peer group and survey data in its March 2016 decision to increase the total base salary amounts paid to each of the Named Executive Officers. The Compensation Committee believed that the salary adjustments were necessary to maintain competitiveness of the overall compensation package and to ensure continuity of a management team, which has been working on the critical task of improving the Corporation’s financial results and long-term profitability.

The Compensation Committee determined the ratio of cash base salary to Salary Stock based on its analysis of total cash compensation of executive officers in comparable positions at its peer companies.

The shares issued in connection with Salary Stock were issued to the executive officers on a biweekly basis consistent with the Corporation’s pay cycle and the practice since 2013. In 2016, the Corporation issued 496,570 shares of Salary Stock to its Named Executive Officers and withheld from this amount 145,522 shares of Common Stock to cover employee payroll and income tax withholding liabilities; these shares are held as treasury shares. The Corporation paid any fractional share of salary stock that the Named Executive Officer was entitled to in cash.

Annual Incentive

The annual incentive element of the Corporation’s executive compensation program is designed to provide cash bonuses to executive officers who generate strong corporate financial performance, thereby linking the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria may include the achievement of objectives and goals that may not directly relate to financial matters, but relate to actions that would protect the financial soundness of the Corporation.

In light of the restrictions imposed under TARP, this component of compensation has been suspended during the TARP period with respect to our Named Executive Officers and the next ten (10) most highly compensated employees. No incentive bonus has been or will be earned or paid to our Named Executive Officers and the next ten (10) most highly compensated employees during such period, although Christmas bonuses, which are paid to all employees in nominal amounts, have been paid also to the Named Executive Officers.

Although, no payments are made for annual incentives, all the executives that are affected by the TARP restrictions continue to have goals established under the program. The reason for establishing these goals, which are consistent with our pay-for-performance philosophy, is to set expectations, to measure performance, and to have a basis for changes to executives’ compensation that are not prohibited by the executive compensation restrictions.

Long-Term Equity Incentive

The long-term equity incentive executive compensation structure approved by the Board provides a variable pay opportunity for long-term performance through restricted stock grants designed to reward overall corporate performance. The award is intended to align the interests of the Named Executive Officers more directly to the interests of stockholders and is an important retention tool for the Corporation. Although TARP has limited the size of long-term target awards for the Corporation’s Named Executive Officers and requires such awards to be in restricted stock, the Compensation Committee continues to consider the performance and contribution of each Named Executive Officer to the strategic objectives of the Corporation to determine the amounts of these awards. In accordance with TARP limitations, the Named Executive Officers were eligible for a long-term restricted stock grant of up to one-third of their total annual compensation.

Effective March 16, 2016, the independent members of the Board approved grants of restricted stock under the First BanCorp. Omnibus Incentive Plan, as amended, to the Named Executive Officers. The peer data also was considered in determining the sizes of the restricted stock awards made to each Named Executive Officer. These shares of restricted stock will vest on the second anniversary date of the grant. However, given the Transferability Restriction, once initially vested the number of shares to be eventually transferred to the Named Executive Officers will not be known until the U.S. Treasury has sold all of its investment in the Corporation. As explained above, based on a sensitivity analysis performed by the Corporation, in order for the Named Executive Officers to fully vest in their restricted stock awards, the Treasury would need to sell its remaining shares of the Corporation’s common stock at approximately $19.9 per share or higher, which is significantly higher than the current market price of the Corporation’s common stock as well as the market prices of the Corporation’s common stock during the last ten years. If the Treasury were to sell its current shares of the Corporation’s common stock at a price that ranges from approximately $2.5 to $11.2 per share, the Named Executive Officers would forfeit 50% of their restricted stock awards as a result of the Transferability Restrictions.

In addition to cash base salary, equity grants represent the only other means for compensating the Corporation’s Named Executive Officers, whose total compensation opportunity has been reduced under the TARP restrictions. The Compensation Committee believes that paying a portion of base salary in equity (rather than increasing the cash salary amount paid) is an effective way to better align executives with stockholder interests.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2016 executive compensation program is limited. The Named Executive Officers have been provided with a corporate-owned automobile, club memberships and a life insurance policy of $1,000,000 ($500,000 in excess of that provided to other employees). Like all other employees, the Named Executive Officers may participate in the Corporation’s defined contribution retirement plan (including the Corporation’s match) and group medical and dental plans and receive long-term and short-term disability, health care, and group life insurance benefits. In addition, the CEO is provided with personal security and a driver solely for business purposes.

2017 Compensation Decisions

Effective March 21, 2017, the independent members of the Board of the Corporation, upon the recommendation of the Compensation Committee, approved grants of restricted stock to the Named Executive Officers. Consistent with TARP requirements, the shares of restricted stock granted to the Named Executive Officers have a two-year vesting period. Notwithstanding the terms of the restricted stock, as explained above, to the extent the Treasury does not recover the full amount of its original investment under TARP, the Transferability Restrictions will result in the forfeiture of certain of the shares of restricted stock awarded to the Named Executive Officers. In determining the number of shares of restricted stock to award to the Named Executive Officers, the Compensation Committee and the independent directors have taken into consideration the impact to the Named Executive Officers of the estimated amounts that the Named Executive Officers will forfeit given the Transferability Restrictions. As such, it is estimated that 50% of the granted shares will be forfeited.

The following table shows the number of shares of restricted stock awarded to the Named Executive Officers on March 21, 2017 and their fair market value on that date as well as the fair market value of the number of shares of restricted stock that the Corporation estimates the Named Executive Officers will eventually be able to receive on an unrestricted basis assuming that the Transferability Restrictions require forfeitures once the Treasury sells all of its shares of the Corporation’s common stock:

Named Executive Officer	Number of Shares of Restricted Stock Awarded	Value of All Shares of Restricted Stock Awarded (a)	Adjusted Value of Restricted Stock Awarded Considering Transferability Restrictions (b)
Aurelio Alemán, President and Chief Executive Officer	189,672	$1,026,126	$513,063
Orlando Berges, Executive Vice President and Chief Financial Officer	85,027	$459,996	$229,998
Calixto García-Vélez, Executive Vice President and Florida Region Executive and Special Assets Group Director	72,088	$389,996	$194,998
Cassan Pancham, Executive Vice President and Business Group Executive	53,604	$289,998	$144,999
Donald Kafka, Executive Vice President and Chief Operating Officer	55,452	$299,995	$149,998

a)	Fair market value was determined using the closing price of the Corporation’s common stock on March 21, 2017 ($5.41), the grant date of the awards.

b)	The fair market value reflected herein was calculated taking into consideration the expected forfeiture by the Named Executive Officers of 50% of the shares of restricted stock awarded given the Transferability Restrictions.

Additionally, effective March 21, 2017, the independent members of the Board of the Corporation, upon the recommendation of the Compensation Committee, determined to increase the salary amount paid to Mr. Aurelio Alemán for fiscal year 2017 by adjusting the Salary Stock component of base salary.

The base salary amount in cash and Salary Stock to be paid to Mr. Alemán for fiscal year 2017, as compared to 2016, is indicated in the table below.

Named Executive Officer	Year	Base Salary Paid in Cash	Base Salary Paid in Salary Stock	Total Base Salary
Aurelio Alemán, President and Chief Executive Officer	2017	$959,000	$1,093,260	$2,052,260
	2016	$959,000	$959,000	$1,918,000

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The Summary Compensation Table set forth below discloses compensation of the Named Executive Officers of the Corporation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($)(c)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (d)	Total ($)
Aurelio Alemán President and Chief Executive Officer	2016	940,769	1,200	1,899,769	—	—	—	57,703	2,899,441
	2015	880,000	1,200	1,694,303	—	—	—	62,423	2,637,926
	2014	873,077	1,200	1,316,921	—	—	—	58,418	2,249,616

Orlando Berges Executive Vice President and Chief Fiancial Officer	2016	600,000	1,200	795,383	—	—	—	8,410	1,404,993
	2015	600,000	1,200	751,846	—	—	—	8,893	1,361,939
	2014	600,000	1,200	582,690	—	—	—	7,703	1,191,592

Calixto García-Vélez Executive Vice President and Florida Region Executive	2016	550,000	1,200	654,615	—	—	—	72,992	1,278,807
	2015	550,000	1,200	607,091	—	—	—	75,381	1,233,672
	2014	535,231	1,200	537,996	—	—	—	75,553	1,149,979

Cassan Pancham Executive Vice President and Business Group Executive	2016	438,462	1,200	523,844	—	—	—	84,453	1,047,959
	2015	400,000	1,200	442,957	—	—	—	70,908	915,065
	2014	400,000	1,200	369,996	—	—	—	70,520	841,717

Donald Kafka (e) Executive Vice President and Chief Operating Officer	2016	550,000	1,200	492,308	—	—	—	4,041	1,047,549
	2015	524,615	101,200	226,400	—	—	—	74,393	926,608

(a)	Since April 2013, the Compensation Committee has awarded Common Stock to the Named Executive Officers as a component of their base salaries; Salary Stock is reflected in the Stock Awards column together with awards of restricted stock.

(b)	The column includes the Christmas bonus, which is a non-discriminatory broad-based benefit offered to all employees, under which the Corporation paid in each of the three years an amount equal to six percent (6%) of the employees’ base salary up to $1,200. The column also includes a discretionary performance bonus paid to Mr. Donald Kafka in 2015. The performance bonus payment was granted during a meeting of the Board held in March 2016, which was meant as compensation for his performance during fiscal year 2015.

(c)	The column includes the portion of compensation paid to the directors as Salary Stock and the grants of restricted stock under the First BanCorp. Omnibus Incentive Plan, as amended. The fair market value of the Salary Stock was determined using the closing price of the Corporation’s Common Stock on each date which the Salary Stock was issued. The fair market value of the restricted stock awarded in 2016 was determined using the closing price of the Corporation’s Common Stock on March 16, 2016 ($2.85), the grant date of the award. Refer to the “Grant of Plan-Based Award” section for details of the amounts paid. As explained above, given the Transferability Restrictions applicable to Restricted Stock, it is estimated that only 50% of the shares of restricted stock granted to the Named Executive Officers will become freely transferable and the remaining 50% will be forfeited. The following Adjusted Summary Compensation Table reflects the impact on total compensation of the Transferability Restrictions based on this forfeiture estimate:

Adjusted Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Adjusted Stock Awards ($) (i)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Adjusted Total ($)
Aurelio Alemán President and Chief Executive Officer	2016	940,769	1,200	1,420,270	—	—	—	57,703	2,419,942
	2015	880,000	1,200	1,254,306	—	—	—	62,423	2,197,929
	2014	873,077	1,200	946,922	—	—	—	58,418	1,879,617

Orlando Berges Executive Vice President and Chief Fiancial Officer	2016	600,000	1,200	565,384	—	—	—	8,410	1,174,994
	2015	600,000	1,200	521,846	—	—	—	8,893	1,131,939
	2014	600,000	1,200	382,691	—	—	—	7,703	991,593

Calixto García-Vélez Executive Vice President and Florida Region Executive	2016	550,000	1,200	459,615	—	—	—	72,992	1,083,807
	2015	550,000	1,200	412,094	—	—	—	75,381	1,038,675
	2014	535,231	1,200	356,498	—	—	—	75,553	968,482

Cassan Pancham Executive Vice President and Business Group Executive	2016	438,462	1,200	378,845	—	—	—	84,453	902,960
	2015	400,000	1,200	307,960	—	—	—	70,908	780,068
	2014	400,000	1,200	259,998	—	—	—	70,520	731,719

Donald Kafka Executive Vice President and Chief Operating Officer	2016	550,000	1,200	342,308	—	—	—	4,041	897,549
	2015	524,615	101,200	226,400	—	—	—	74,393	926,608

(i)	Adjustments to restricted stock to reflect the estimated realizable value considering the Transferability Restrictions are as follows:

Named Executive Officer	Restricted Stock	Adjusted Restricted Stock
Aurelio Alemán	$958,999	$479,500
Orlando Berges	$459,999	$229,999
Calixto García-Vélez	$390,000	$195,000
Cassan Pancham	$289,999	$144,999
Donald Kafka	$300,000	$150,000

(d)	Set forth below is a breakdown of all other compensation (i.e., personal benefits):

All Other Compensation

Name and Principal Position	Year	Company- owned Vehicles ($)	1165(e) Plan Contribution ($) (i)	Security ($)	Memberships & Dues ($)	Housing ($)(ii)	Utilities ($)(ii)	Relocation ($)(iii)	Life Insurance ($)(iv)	Other	Total ($)
Aurelio Alemán	2016	5,467	677	39,839	11,030	—	—	—	690	—	57,703
	2015	9,708	721	40,895	10,409	—	—	—	690	—	62,423
	2014	4,829	1,241	40,164	11,503	—	—	—	681	—	58,418

Orlando Berges	2016	2,755	673	—	4,292	—	—	—	690	—	8,410
	2015	2,907	865	—	4,431	—	—	—	690	—	8,893
	2014	1,505	1,173	—	4,344	—	—	—	681	—	7,703

Calixto García-Vélez	2016	1,663	2,312	—	—	67,200	—	—	1,817	—	72,992
	2015	3,768	2,493	—	—	67,200	—	—	1,920	—	75,381
	2014	2,143	1,518	—	—	67,200	2,773	—	1,920	—	75,553

Cassan Pancham	2016	5,245	1,442	—	6,499	61,000	9,577	—	690	—	84,453
	2015	3,007	1,298	—	—	60,000	5,913	—	690	—	70,908
	2014	871	1,943	—	495	60,000	6,531	—	681	—	70,520

Donal Kafka	2016	1,336	2,015	—	—	—	—	—	690	—	4,041
	2015	2,240	—	—	—	63,640	—	7,860	633	20	74,393

(i)	Includes the Corporation’s contribution to the executive’s account in the Defined Contribution Retirement Plan.

(ii)	With respect to Mr. Calixto García-Vélez, consists of reimbursement, and related tax gross up amount, for housing and utility expenses paid by Mr. Calixto García-Vélez as a result of his employment as executive vice president of the Florida operations. With respect to Mr. Cassan Pancham, consists of reimbursement for housing and utility expenses paid to Mr. Cassan Pancham as a result of the terms of the Corporation’s acquisition in 2002 of banking operations in the Virgin Islands. With respect to Mr. Donald Kafka consists of a temporary payment for housing he was entitled to receive pursuant to his employment for the first twelve months of his employment.

(iii)	Includes reimbursement for relocation expenses paid to Mr. Donald Kafka in connection with his employment on January 12, 2015 as Executive Vice President and Chief Operating Officer, which required him to relocate from the U.S. mainland to Puerto Rico.

(iv)	Includes the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees.

(e)	Donald Kafka was hired on January 12, 2015 as Executive Vice President and Chief Operating Officer. His employment letter stipulates a base salary of no less than $550,000 a year. In connection with his employment, Mr. Kafka received a restricted stock award of 40,000 shares valued at $226,400 as of January 22, 2015, the date of the award, which vested 90 days after his employment. The restricted stock award is included in the stock award section of the Summary Compensation Table for 2015.

Grants of Plan-Based Awards

The following table details all equity and non-equity plan-based awards granted to each of the Named Executive Officers during fiscal year 2016.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards	Market Price on Grant Date ($/SH)
Name			Threshold($)	Target($)	Maxium($)	Threshold($)	Target($)	Maxium($)
Aurelio Alemán	3/16/2016	(a)	—	—	—	—	—	—	336,491	—	—	$958,999	$2.85
	Various	(b)	—	—	—	—	—	—	241,409	—	—	$940,769	Various	(b)
Orlando Berges	3/16/2016	(a)	—	—	—	—	—	—	161,403	—	—	$459,999	$2.85
	Various	(b)	—	—	—	—	—	—	86,275	—	—	$335,385	Various	(b)
Calixto García-Vélez	3/16/2016	(a)	—	—	—	—	—	—	136,842	—	—	$390,000	$2.85
	Various	(b)	—	—	—	—	—	—	67,274	—	—	$264,615	Various	(b)
Cassan Pancham	3/16/2016	(a)	—	—	—	—	—	—	101,754	—	—	$289,999	$2.85
	Various	(b)	—	—	—	—	—	—	58,626	—	—	$233,846	Various	(b)
Donald Kafka	3/16/2016	(a)	—	—	—	—	—	—	105,263	—	—	$300,000	$2.85
	Various	(b)	—	—	—	—	—	—	42,986	—	—	$192,308	Various	(b)

(a)	Shares of restricted stock compliant with TARP restrictions were granted based on the fair market value determined using the closing price of the Corporation’s Common Stock on the date of the grant, March 16, 2016 ($2.85). These equity awards are subject to the Transferability Restrictions, as discussed above in Proposal No. 2 of this Proxy Statement were a table reflecting the adjusted value of the restricted stock awarded considering the Transferability Restrictions was included.

(b)	Consists of Salary Stock paid to the Named Executive Officers in fiscal year 2016. Those shares were issued to the executive officers on a biweekly basis consistent with the Corporation’s normal pay cycle. The shares of salary stock were issued at market prices ranging from $2.20 to $6.83, which were based on the closing prices of the Corporation’s Common Stock on the closing day of each respective pay period.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aurelio Alemán	—	—	—	—	—	734,836	$4,857,266	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—
Orlando Berges	—	—	—	—	—	392,148	$2,592,098	—	—
Calixto García-Vélez	—	—	—	—	—	328,688	$2,172,628	—	—
Cassan Pancham	—	—	—	—	—	243,588	$1,610,117	—	—
	1,666	—	—	138.00	1/21/2017	—	—	—	—
Donald Kafka	—	—	—	—	—	105,263	$695,788	—	—

(a)	Includes shares of stock that have vested but are subject to the Transferability Restrictions as follows: Aurelio Alemán, 189,506; Orlando Berges, 120,322; Calixto García-Velez, 95,955; and Cassan Pancham, 78,430. If the U.S. Treasury had sold all of its shares of Common Stock on December 31, 2016, only 50% of the shares granted to the Named Executive Officers would become freely transferable and the remaining 50% would need to be forfeited. Based on this assumption, of the total shares of restricted stock included in this table, the following amounts of shares would need to been forfeited: Aurelio Alemán, 410,748; Orlando Berges, 222,476; Calixto García-Velez, 186,098; Cassan Pancham, 138,357; and Donald Kafka, 52,631. Following is an adjusted table reflecting the fair market value of the outstanding equity awards calculated taking into consideration the expected forfeiture by the Named Executive Officers of 50% of the shares of restricted stock awarded given the Transferability Restrictions:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Adjusted Number of Shares or Units of Stock That Have Not Vested Considering Transferability Restrictions (#)	Adjusted Market Value of Shares or Units of Stock That Have Not Vested Considering Transferability Restrictions (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aurelio Alemán	—	—	—	—	—	324,088	$2,142,222	—	—
	10,000	—	—	138.00	1/21/2017	—	—	—	—
Orlando Berges	—	—	—	—	—	169,672	$1,121,532	—	—
Calixto García-Vélez	—	—	—	—	—	142,590	$942,520	—	—
Cassan Pancham	—	—	—	—	—	105,231	$695,577	—	—
	1,666	—	—	138.00	1/21/2017	—	—	—	—
Donald Kafka	—	—	—	—	—	52,632	$347,898	—	—

Options Exercised and Stock Vested Information

The following table includes certain information with respect to restricted stock that vested during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired through Exercise (#)	Value Realized Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Aurelio Alemán	—	—	35,238	$97,609
Orlando Berges	—	—	19,047	$52,760
Calixto García-Vélez	—	—	17,285	$47,879
Cassan Pancham	—	—	10,476	$29,019
Donald Kafka	—	—	—	$—

(a)	None of these shares are subject to the Transferability Restrictions.

Pension Benefits

The Corporation does not have a defined benefit or pension plan in place for the Named Executive Officers.

Defined Contribution Retirement Plan

The Named Executive Officers are eligible to participate in the Corporation’s Defined Contribution Retirement Plan pursuant to Section 1165(e) of the Puerto Rico Internal Revenue Code, which provides retirement, death, disability and termination of employment benefits. The Defined Contribution Retirement Plan complies with the Employee Retirement Income Security Act of 1974, as amended, and the Retirement Equity Act of 1984, as amended. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

The Named Executive Officers may defer up to either $15,000 in the case of Puerto Rico residents or $18,000 in the case of United States residents of their annual compensation into the Defined Contribution Retirement Plan on a pre-tax basis as employee compensation deferral contributions. Each year the Corporation makes a contribution equal to 25% of the first 4% of each participating employee’s contribution up to the annual compensation limit of $270,000; no match is provided for contributions in excess of 4% of compensation. Corporate contributions are made to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to, make additional contributions in an amount determined by the Board.

Non-Qualified Deferred Compensation

Since 2009, the Corporation has not had a Deferred Compensation Plan in place for the Named Executive Officers.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Employment Agreements. The following table discloses information regarding the employment agreements entered into with the Named Executive Officers.

Name (a)	Effective Date	2016 Base Salary	Term of Years
Aurelio Alemán	2/24/1998	$1,918,000	4
Orlando Berges	5/11/2009	$940,000	3

(a)	In connection with the Corporation’s participation in TARP, (i) the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the EESA and applicable guidance or regulations issued in connection with TARP and (ii) each Named Executive Officer executed a written waiver releasing the U.S. Treasury and the Corporation from any claims that such officers might otherwise have as a result of the Corporation’s amendment of such arrangements and agreements to be in compliance with Section 111(b) of the EESA. Until such time as the U.S. Treasury ceases to own any equity securities of the Corporation acquired pursuant to TARP, the Corporation must comply with these requirements.

The agreements provide that, on each anniversary of the date of commencement of each agreement, the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice, not less than 90 days prior to the anniversary date, that the agreement shall not be further extended.

Under the employment agreement with Mr. Alemán, the Board may terminate Mr. Alemán at any time; however, unless such termination is for “cause” (as defined below), Mr. Alemán will be entitled to a severance payment of four (4) times his annual base salary, less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year. The employment agreement with Mr. Berges provides for severance payments in an amount prorated to cover the remaining balance of the three (3)-year employment agreement term times his base salary, unless such termination is for cause. “Cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses), a final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the current employment agreements, the executive is entitled to receive a lump sum severance payment equal to his then current base annual salary plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control in the case of Mr. Alemán and in any of the three (3) years prior to the date of the change in control in the case of Mr. Berges and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) in the case of Mr. Alemán and by three (3) in the case of Mr. Berges. Termination of employment is not a requirement for a change in control severance payment under the employment agreement of Mr. Alemán. With respect to Mr. Berges’s employment agreement, which was executed during 2009, Mr. Berges would be entitled to a severance payment due to a change in control if he is terminated within two years following the change in control. This change is consistent with the Board’s new policy relating to employment contracts, under which all new employment contracts must not have a term of more than three (3) years and must require termination of employment in the event of a severance payment occurring with a change in control. Pursuant to the employment agreements, a “change in control” is deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before any such transaction cease to constitute a majority of the Board of the Corporation or any successor institution.

The First BanCorp Omnibus Incentive Plan, as amended, contains provisions governing termination of employment and change of control with respect to outstanding equity awards. The Omnibus Incentive Plan was amended pursuant to shareholder approval at the Corporation’s 2016 Annual Meeting of Shareholders to among other things, increase the number of shares of Common Stock available for issuance under the Omnibus Incentive Plan, extend the Omnibus Incentive Plan’s termination date; and reapprove the performance goals under the plan.

The following table describes and quantifies the benefits and compensation to which the Named Executive Officers would have been entitled under existing plans and arrangements if their employment had terminated on December 31, 2016, based on their compensation and services as of that date and assuming that the TARP severance payment restrictions did not apply on that date. The amounts shown in the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 1165(e) plan or post-retirement welfare benefits available under broad-based employee plans.

Name		Death(a)	Disability(b)	Retirement	Resignation	Termination for Cause	Termination Without Cause(c)	Change in Control (c)
Aurelio Alemán	Cash Payment	$1,000,000	$—	$—	$—	$—	$7,672,000	$7,902,812
	Restricted Stock(d)	$2,142,215	$2,142,215	$2,142,215	$—	$—	$2,142,215	$2,142,215

	Total	$3,142,215	$2,142,215	$2,142,215	$—	$—	$9,814,215	$10,045,027

Orlando Berges	Cash Payment	$1,000,000	$—	$—	$—	$—	$2,214,795	$2,828,410
	Restricted Stock(d)	$1,481,757	$1,481,757	$1,481,757	$—	$—	$1,481,757	$1,481,757

	Total	$2,481,757	$1,481,757	$1,481,757	$—	$—	$3,696,552	$4,310,167

Calixto García-Vélez	Cash Payment	$1,000,000	$—	$—	$—	$—	$422,973	$422,973
	Restricted Stock(d)	$942,520	$942,520	$942,520			$942,520	$942,520

	Total	$1,942,520	$942,520	$942,520	$—	$—	$1,365,493	$1,365,493

Cassan Pancham	Cash Payment	$1,000,000	$—	$—	$—	$—	$1,693,699	$1,693,699
	Restricted Stock(d)	$695,577	$695,577	$695,577			$695,577	$695,577

	Total	$1,695,577	$695,577	$695,577	$—	$—	$2,389,276	$2,389,276

Donald Kafka	Cash Payment	$1,000,000	$—	$—	$—	$—	$137,993	$137,993
	Restricted Stock(d)	$347,898	$347,898	$347,898			$347,898	$347,898

	Total	$1,347,898	$347,898	$347,898	$—	$—	$485,891	$485,891

(a)	With respect to the cash payment portion of death benefits, executive vice presidents and the CEO receive a life insurance benefit of $1,000,000. All other employees receive a life insurance benefit of $500,000.

(b)	The cash disability entitlement is not reflected in this column given that disability payments are payable on a monthly basis throughout a period of time following an executive’s disability and not as a lump sum payment upon the disability event.

Mr. Alemán is entitled to receive disability payments if it is determined that he is temporarily unable to perform his duties, in which case Mr. Alemán will receive 60% of his base salary, exclusive of any other benefits he is entitled to receive under the corporate-wide disability plan available to other employees until such time as he may rejoin active employment. If it is determined that he is permanently disabled, that is, he is absent due to physical or mental illness on a full-time basis for three (3) consecutive months, Mr. Alemán will receive 60% of his compensation for the remaining term of his employment agreement. Assuming permanent disability as of December 31, 2016, Mr. Aleman would have been entitled to receive monthly amounts for the remaining term of his employment agreement or a total for such period of approximately $4,603,200.

Messrs. Berges, García-Vélez, Pancham and Kafka are entitled to receive disability benefits under the corporate-wide disability plan available to other employees, which is based on an employee’s compensation and is limited to a maximum benefit of $10,000 per month payable over a period determined based on the employee’s age on which the disability begins. In the event disability begins at age 62 or under, the employee will receive benefits until the later of his/her 65th birthday or the date the 42nd monthly benefit is payable. Hence, if Messrs. Berges, García-Vélez, Pancham and Kafka had become disabled as of December 31, 2016, they would each have been entitled to receive monthly disability benefits through the age of 65 in an amount that would have totaled for such period approximately $729,667 for Mr. Berges; $1,897,333 for Mr. García-Vélez; $1,018,333 for Mr. Pancham; and $988,000 for Mr. Kafka.

(c)	As described above, in connection with the Corporation’s participation in TARP in January 2009, the Corporation amended its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including severance and employment agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the EESA and applicable guidance or regulations issued in connection with TARP. During the period in which any obligation arising from the U.S. Treasury’s financial assistance remains outstanding, the Corporation is prohibited from making severance payments in connection with the departure of the Named Executive Officers from the Corporation for any reason, including due to a change in control, other than a payment for services performed or benefits accrued, payments under qualified retirement plans, payments due to an employee’s death or disability and severance payments required by state statute or foreign law.

Under Puerto Rico law, if any employee (including a Named Executive Officer) is terminated from his employment without “just cause,” as said term is defined by Puerto Rico Law No. 80 of May 30, 1976, he or she would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment — two months of total cash compensation plus an additional one week of salary per year of service; (ii) employees with five through fifteen years of employment — three months of total cash compensation plus two weeks of salary per year of service; (iii) employees with more than fifteen years of employment — six months of total cash compensation plus three weeks of salary per year of service.

The cash payment identified in this column for Messrs Alemán and Berges are those pursuant to employment contract provisions. The amounts included for Messrs. García-Vélez, Pancham and Kafka are those pursuant to the statutory provisions given that they do not have employment contracts.

(d)	Values of restricted stock are based on $6.61 per share, the Corporation’s Common Stock closing price as of December 31, 2016. The calculation considers the shares as restricted stock that would need to be forfeited given the Transferability Restrictions. Following are termination provisions on the restricted stock based on the type of termination prior to vesting:

Type of Termination	Restricted Stock	Description
Death	Vests	In the event of the death while in the employ of the Corporation, awards held which have not vested shall vest.
Disability	Vests	In the event employment ends by reason of disability, awards held which have not vested shall vest.
Retirement	Vests	In the event employment ends by reason of a retirement, awards held which have not vested shall vest.
Resignation	Forfeited	In the event employment ends as a result of a resignation from the Corporation or an affiliate, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination With Cause	Forfeited	In the event employment is terminated by the Corporation or any affiliate for cause, awards held which have not vested shall be forfeited and canceled upon such termination.
Termination Without Cause	Vests	In the event employment is terminated by the Corporation or any affiliate without cause, awards held which have not vested shall vest.
Change of Control	Vests	In the event employment is involuntarily terminated within one year after a Change in Control, awards held which have not vested shall vest.

COMPENSATION COMMITTEE REPORT

Overview of risk and compensation plans.    As stated in the Compensation Discussion and Analysis, the Corporation is a participant in the U.S. Treasury’s TARP program and subject to multiple TARP-related restrictions, including with respect to its executive compensation program. The Compensation Committee believes that the Corporation should have sound compensation practices that fairly reward exceptional employees, and exceptional efforts by those employees, while assuring that their compensation reflects principles of risk management and performance metrics that promote long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them. We are committed to continually evaluating and improving our compensation programs through:

•	Frequent self-examination of the impact of our compensation practices on the Corporation’s risk profile, as well as evaluation of our practices against emerging industry-wide practices;

•	Systematic improvement of our compensation principles and practices, ensuring that our compensation practices improve the Corporation’s overall safety and soundness; and

•	Continuing development of compensation practices that provide a strategic advantage to the Corporation and provide value for all stakeholders.

Risk-avoidance assessment of compensation plans.    As an integral part of the 2016 compensation process, the Compensation Committee directed the Chief Risk Officer (“CRO”) to conduct a review of risk in the Corporation’s compensation programs, examining three issues: (1) whether the compensation of the Named Executive Officers encourages them to take unnecessary and excessive risks that threaten the value of the Corporation; (2) whether the Corporation’s employee compensation plans pose unnecessary risks to the Corporation; and (3) whether there was any need to eliminate any features of these plans to the extent that they are considered to encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee. The Compensation Committee met with the CRO two times in 2016 and provided substantial oversight, review and direction throughout the process described below.

The CRO’s review focused on the structure of the awards to the Named Executive Officers who were eligible, within the restrictions of TARP, to receive salary in cash and Salary Stock and long-term restricted stock. The review also included all other short-term cash incentive plans under which employees of the Corporation and its subsidiaries are compensated. The risk-avoidance analysis of the Corporation’s compensation arrangements and programs for Named Executive Officers and employees focused on elements of the compensation plans that may have the potential to affect the behavior of employees with respect to their job-related responsibilities, or might directly impact the financial condition of the Corporation. The assessment encompassed the identification of the various elements of the Corporation’s compensation plans, the identification of the principal risks to the Corporation that may be relevant for each element, and the identification of the mitigating factors for those risks. Among the elements considered in the assessment were: (i) the performance metrics and targets related to individual business units and strategic goals related to deposit growth, enhancement of the Corporation’s asset quality and risk profile, strengthening of our franchise value, achievement of strategies to strengthen the Corporation’s capital position, and business profitability and expense management targets, (ii) timing of pay out, and (iii) pay mix. Each element may present different risks to the Corporation; however, each has risk mitigating factors and many have no potential to encourage the manipulation of reported earnings.

In the risk-avoidance assessment, management and the Compensation Committee concluded that the Corporation’s compensation plans are not reasonably likely to have a material adverse effect on the Corporation. Management and the Compensation Committee believe that, in order to give rise to a material adverse effect on the Corporation, a compensation plan must provide benefits of sufficient size to be material to the Corporation or it must motivate individuals at the Corporation who are in a position to have a material impact on the Corporation to behave in a manner that is materially adverse to the Corporation.

The analysis confirmed that the Named Executive Officers’ compensation arrangements and the employee compensation programs do not encourage them to take unnecessary or excessive risks or to manipulate reported earnings and that all reasonable efforts have been undertaken to ensure that the Corporation’s compensation plans do not encourage the Named Executive Officers or other members of senior management or employees to take unnecessary and excessive risks in running their businesses or business support functions. Nevertheless, the Corporation continues to enhance and strengthen the control framework surrounding all of its compensation programs.

As mentioned above, the evaluation of the compensation programs confirmed that they do not encourage Named Executive Officers or other employees to take unnecessary and excessive risks that may threaten the value of the Corporation. The evaluation concluded that the compensation plans, in conjunction with internal controls, have distinct features that discourage and mitigate unnecessary or excessive risks, including the following:

•

The Corporation has historically assessed the competitiveness of its executive compensation structure through internal research and external studies conducted by independent compensation consultants taking into consideration survey and proxy data.

•

The compensation structure is based on a pay-for-performance methodology. The compensation depends on the achievement by the Corporation, business units and individuals of performance objectives designed to enhance stockholder value and, if not restricted by the TARP-related restrictions, would be higher if superior target performance were achieved.

•	The compensation structure has a balance between performance objectives and risk management measures to prevent the taking of excessive risks.

•

The Corporation’s risk management structure, including policies and procedures, provides for the ability to anticipate, identify, measure, monitor and control risks faced by the Bank. The adequacy of the internal controls and risk management structure is continuously evaluated by internal and external auditors.

•	The cash incentive plan imposes a specific target dollar maximum amount for eligible employees. The long-term equity incentive plan imposes grant limits that apply on an individual basis.

•	The long-term equity incentive plan by itself provides for downside leverage if the stock does not perform well.

•	Shares that may be granted under the long-term equity incentive plan vest over a 2-year period.

•	The internal control structure provides for rigorous oversight of the lending and other applicable areas.

As part of the process to review the Corporation’s compensation plans with the CRO every six months, the Compensation Committee analyzes the incentive compensation arrangements that are established and seeks to ensure that the Corporation complies with those provisions of the EESA or any other law or regulation related to compensation arrangements applicable to financial institutions participating in TARP.

Committee Certifications.    The Committee certifies that (1) it has reviewed with the Corporation’s CRO the senior executive officers’ compensation plans and has made all reasonable efforts to ensure that such plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Corporation, (2) it has reviewed with the CRO the Corporation’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation, and (3) it has reviewed the Corporation’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

The Committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission.

Roberto R. Herencia (Chairperson)

Michael P. Harmon

José Menéndez-Cortada

Robert Gormley

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. The Corporation expects to hold its 2018 Annual Meeting of Stockholders on or before May 24, 2018, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2018 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than December 14, 2017. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If a stockholder intends to present a proposal for consideration at the 2018 Annual Meeting outside of the processes of Rule 14a-8 promulgated under the Exchange Act, such proposal must be forwarded to the Secretary of the Corporation at the principal offices of the Corporation no later than February 27, 2018, or such proposal will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

Under Article I, Section 14 of the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholders, notice must be received by the Corporate Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2018 Annual Meeting must be received by the Secretary of the Corporation at the principal offices of the Corporation no later than April 24, 2018, assuming that the 2018 Annual Meeting is held on May 24, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) forms were filed in a timely manner except one Form 4 filed late by THL to report the sale of shares in the Secondary Offering; one Form 4 filed late by Ginoris López-Lay to report an award by the Corporation of Salary Stock; one Form 4 filed late by Thomas M. Hagerty to report an award by the Corporation of restricted stock; and one Form 4 filed late by Luz Crespo to report the disposition of shares required for tax withholding purposes upon the vesting of restricted stock.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Lawrence Odell, Secretary of the Board of Directors, at 787-729-8041, or by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or at lawrence.odell@firstbankpr.com. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or addresses given above.

If you are a beneficial owner of Common Stock (i.e., your shares are held in the name of a bank, broker, trustee or other holder of record), the bank, broker, trustee or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, trustee or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

OBTAINING THE ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, which serves as our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain copies of our 2016 Annual Report on Form 10-K (“2016 10-K”), as filed with the U.S. Securities and Exchange Commission, without charge upon written request. Any exhibits listed in the 2016 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the 2016 10-K is also available on the Corporation’s website at www.firstbankpr.com or at http://bnymellon.mobular.net/bnymellon/fbp.

By Order of the Board of Directors,

/s/    Lawrence Odell

Lawrence Odell

Secretary

San Juan, Puerto Rico

First BanCorp
ATTN: SARA ALVAREZ
1519 PONCE DE LEON AVE., STOP 23
P.O. BOX 9146 SANTURCE, PR 00908-0146
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees
1A Aurelio Alemàn
1B Joshua D. Bresler
1C Juan Acosta Reboyras
1D Luz A. Crespo
1E Robert T. Gormley
1F Michael P. Harmon
1G Roberto R. Herencia
1H David I. Matson
1I José Menéndez-Cortada
For Against Abstain
The Board of Directors recommends you vote FOR proposals 2 and 3.
2. To approve on a non-binding basis the 2016 compensation of First BanCorp’s named executive officers;
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year.
NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000331937_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com
First BanCorp
Annual Meeting of Stockholders
May 25, 2017
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Roberto R. Herencia, Aurelio Alemán and José Menéndez-Cortada, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First BanCorp that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time, on May 25, 2017, at the Corporation’s principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908, and any adjournment or postponement thereof (the “2017 Annual Meeting”). The Stockholder(s) acknowledges(s) receipt of the Notice of the 2017 Annual and proxy statement.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy will revoke any previously executed proxy with respect to the 2017 Annual Meeting. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side
0000331937_2 R1.0.1.15